UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Soliciting material pursuant to §240-14a-12

Maxim Integrated Products, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY, SUBJECT TO COMPLETION

MAXIM INTEGRATED 160 Rio Robles San Jose, CA 95134 (408) 601-1000

October 3, 2016

Dear Maxim Integrated Stockholders:

We are pleased to invite you to attend Maxim Integrated Products, Inc.’s (“Maxim Integrated,” the “Company,” “we” or “our”) 2016 Annual Meeting of Stockholders to be held on Wednesday, November 9, 2016 at 10:00 a.m. Pacific Time, at our Event Center at 160 Rio Robles, San Jose, California 95134.

Details regarding admission to the meeting and the business to be conducted are described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials (the “Notice”) to be mailed to you on or about October 3, 2016. We have also made available a copy of our 2016 Annual Report on Form 10-K with this proxy statement. We encourage you to read our 2016 Annual Report as it includes our audited financial statements and provides information about our business and products.

We have elected to provide access to our proxy materials for the 2016 annual meeting over the Internet under the “notice and access” rules of the U.S. Securities and Exchange Commission. We believe that this process expedites stockholders’ receipt of proxy materials, lowers the costs of our annual meeting, and helps to conserve natural resources. The Notice you will receive in the mail contains instructions on how to access this proxy statement and our 2016 Annual Report and how to vote online. The Notice also includes instructions on how to request a paper copy of the annual meeting materials, should you wish to do so.

Of particular importance is our proposal to provide that the courts located within the State of Delaware will serve as the exclusive forum for the adjudication of certain legal disputes. We believe that such provisions are in the best interest of our stockholders.

Our stockholders will also be voting on a proposed amendment to our 1996 Equity Plan to provide a maximum annual limit on non-employee director compensation for cash and equity and an increase in the shares available under our 2008 Employee Stock Purchase Plan.

We are also seeking an advisory vote on the Company’s compensation program for the executive officers named in the proxy statement. We welcome your views on our executive compensation program.

Your vote is important. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice. Also, please let us know if you plan to attend our annual meeting when you vote by telephone or over the Internet by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support of Maxim Integrated. We look forward to seeing you at our 2016 annual meeting.

Sincerely,

Tunç Doluca

President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

MAXIM INTEGRATED 160 Rio Robles San Jose, CA 95134 (408) 601-1000	Time and Date on Wednesday, November 9, 2016 (the “meeting date”), 10:00 a.m., Pacific Time.	Place Event Center 160 Rio Robles San Jose, California 95134.	Record Date You are entitled to vote only if you were a Maxim Integrated stockholder as of the close of business on September 16, 2016 (the “record date”).

Items of Business

(1)	To elect eight members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.
(2)	To ratify the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 24, 2017.
(3)	To ratify and approve an amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan (the “2008 ESP Plan”) to increase the number of shares available for issuance thereunder by 1,500,000 shares.
(4)	To ratify and approve an amendment to Maxim Integrated’s 1996 Stock Incentive Plan (the “1996 Equity Plan”) to provide a maximum annual limit on non-employee director compensation for cash and equity.
(5)	To ratify and approve an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes.
(6)	Advisory vote to approve the compensation of our Named Executive Officers.
(7)	To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly reconvened after being adjourned or postponed.

Meeting Admission

You are entitled to attend the annual meeting only if you were a Maxim Integrated stockholder as of the close of business on the record date or hold a valid proxy to vote at the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a brokerage firm, bank, broker-dealer, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your brokerage firm, bank, broker-dealer, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting. Cameras and other video or audio recording devices will not be permitted at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card. If you requested to receive printed proxy materials or if you vote by telephone or over the Internet, please indicate your plans when prompted.

The annual meeting will begin promptly on the meeting date at 10:00 a.m., Pacific Time. Check-in will begin at 9:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you will receive in the mail, the Questions and Answers section in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the board of directors,

Tunç Doluca

President and Chief Executive Officer

This proxy statement and form of proxy will be filed with the SEC on or about October 3, 2016. The Notice containing instructions on how to access this proxy statement online or receive a paper or email copy will be mailed to our stockholders on or about October 3, 2016.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About the Proxy Materials and the Annual Meeting		1

Corporate Governance and Board of Directors Matters		6

Proposal No. 1	Election of Directors	14

Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	20

Proposal No. 3	Ratification and Approval of an Amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance Thereunder by 1,500,000 Shares	21

Proposal No. 4	Ratification and Approval of an Amendment to Maxim Integrated’s 1996 Stock Incentive Plan to Provide a Maximum Annual Limit on Non-Employee Director Compensation for Cash and Equity	24

Proposal No. 5	Ratification and Approval of an Amendment to Maxim Integrated’s Bylaws to Designate Delaware as the Exclusive Forum for the Adjudication of Certain Legal Disputes	30

Proposal No. 6	To Hold an Advisory Vote to Approve the Compensation of Our Named Executive Officers	32

Certain Relationships and Related Transactions		35

Executive Compensation		36

Compensation Discussion and Analysis		37

Compensation Committee Report		45

Independent Public Accountants		53

Report of the Audit Committee of the Board of Directors		54

Appendix A		A-1

Appendix B		B-1

2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers

About the Proxy Materials and the Annual Meeting

MAXIM INTEGRATED

160 Rio Robles

San Jose, California 95134

Proxy Statement for Annual Meeting of Stockholders

NOVEMBER 9, 2016

Q:	Why am I receiving these materials?

A:	Our board of directors is making these materials available to you on the Internet, or, upon your request, by delivering printed proxy materials to you, in connection with the solicitation of proxies for use at Maxim Integrated’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting” or the “annual meeting”), which will take place on November 9, 2016 at 10 a.m. Pacific Time, at our Event Center located at 160 Rio Robles, San Jose, California 95134. As a stockholder holding shares of our common stock as of the close of business on September 16, 2016 (the “record date”), you are invited to attend the annual meeting and you are requested to vote on the proposals described in this proxy statement.

As of the record date, 283,643,397 shares of Maxim Integrated’s common stock were issued and outstanding.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other information required to be provided by the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

A:	Under the applicable rules of the SEC, we may furnish proxy materials, including this proxy statement and our 2016 Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Providing access to proxy materials over the Internet helps us lower the cost of holding our annual meeting and saves natural resources. On or about October 3, 2016, we are mailing the notice of the Internet Availability of Proxy Materials (the “Notice”) to our stockholders (except those stockholders who previously requested electronic or paper delivery of proxy materials), which includes instructions as to how stockholders may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the annual meeting on the Internet and vote online; and

•	if desired, instruct us to send our future proxy materials to you electronically by email or by mail.

Q:	I share an address with another stockholder and we only received one copy of the Notice and/or other proxy materials. How may I obtain a separate copy?

A:	Under the procedure approved by the SEC called “householding,” if you have the same address and last name as another stockholder and do not participate in electronic delivery of proxy materials, you may receive only one copy of the Notice, or, if applicable, one copy of any other proxy materials, unless you instruct us otherwise. Please note that you will still be able to access the proxy materials on the Internet and vote your shares separately. If you received a single copy of the Notice or other proxy materials as a result of householding and you would like to have separate copies of such materials mailed to you, please submit your request either by calling the number provided below or mailing a written request to the address provided below:

Corporate Secretary

Maxim Integrated Products, Inc.

160 Rio Robles

San Jose, CA 95134

(408) 601-1000

We will promptly mail a separate copy of this proxy statement upon our receipt of such request. Please note that if you want to receive a paper copy of this proxy statement or other proxy materials, you should follow the instructions included in the Notice.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About the Proxy Materials and the Annual Meeting (continued)

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are the following:

•	the election of eight (8) directors;

•	the ratification of the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 24, 2017;

•	the ratification and approval of an amendment to Maxim Integrated’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares;

•	the ratification and approval of an amendment to Maxim Integrated’s 1996 Equity Plan to provide a maximum annual limit on non-employee director compensation for cash and equity;

•	the ratification and approval of an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes; and

•	an advisory vote to approve the compensation of our Named Executive Officers.

In addition, we will consider any other items of business that properly come before the annual meeting.

Q:	What are the requirements for admission to the meeting?

A:	Only stockholders holding shares of Maxim Integrated’s common stock as of the record date or their proxy holders and Maxim Integrated’s guests may attend the meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. (Pacific Time). Cameras and other video or audio recording devices will not be permitted at the meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares as a beneficial owner through a brokerage firm, bank, broker-dealer, trustee or nominee, you will need to ask your brokerage firm, bank, broker-dealer, trustee or nominee for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of the record date) with you to the meeting. We can use that to verify your ownership of shares of our common stock and admit you to the meeting. However, as discussed more fully under the heading “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”, beneficial owners will not be able to vote their shares at the annual meeting without a legal proxy.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors recommends that you vote your shares (1) “FOR” the election of each of the nominees to the board of directors (Item 1), (2) “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 24, 2017 (Item 2), (3) “FOR” the ratification and approval of an amendment to Maxim Integrated’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares (Item 3), (4) “FOR” the ratification and approval of an amendment to Maxim Integrated’s 1996 Equity Plan to provide a maximum annual limit on non-employee director compensation (Item 4), (5) “FOR” the adoption and approval of an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes (Item 5), and (6) “FOR” the approval of the compensation of our Named Executive Officers pursuant to the advisory vote thereon (Item 6).

Q:	How many votes do I have?

A:	For each proposal to be voted on, you have one vote for each share of Maxim Integrated’s common stock you own as of the record date.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many Maxim Integrated stockholders hold their shares through a broker or other nominees rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, as of the record date, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Maxim Integrated. As the stockholder of record, you have the right to grant your voting proxy directly to Maxim Integrated or to vote in person at the annual meeting. If you requested to receive printed proxy materials, Maxim Integrated has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”, or by completing and mailing the proxy card if you requested a printed copy of the proxy materials.

Beneficial Owner: If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About the Proxy Materials and the Annual Meeting (continued)

beneficial owner, you have the right to direct your brokerage firm, bank, broker-dealer or trustee how to vote your shares, and you are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trust or other similar organization that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet, by telephone or by mail, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:	Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares owned beneficially and held in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:	Whether you own shares directly as the stockholder of record or own shares beneficially which are held in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You may vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail pursuant to instructions provided on the proxy card. If you own shares beneficially which are held in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you may also vote by mail by following the voting instruction card provided to you by your brokerage firm, bank, broker-dealer, trustee or nominee.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are a stockholder of record, you may change your vote by (1) delivering to Maxim Integrated’s Corporate Secretary at 160 Rio Robles, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a date subsequent to your original proxy prior to the date of the annual meeting, or (2) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you own beneficially which are held in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, broker-dealer, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	What happens if I deliver a signed proxy without specifying how my shares should be voted?

A:	If you sign and deliver your proxy without instructions and do not later revoke the proxy, the proxy will be voted “FOR” the slate of nominees to the board of directors described in this proxy statement, and “FOR” Proposals No. 2, No. 3, No. 4, No. 5, and No. 6. As to any other matter that may properly come before the annual meeting, the proxy will be voted according to the judgment of the proxy holders.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:	The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Maxim Integrated as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the eight nominees receiving the highest number of affirmative “FOR” votes at the annual meeting will be elected (Item 1).

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (1) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 24, 2017 (Item 2), (2) the ratification and approval of an amendment to Maxim Integrated’s 2008 ESP Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares (Item 3), (3) the ratification and approval of an amendment to Maxim Integrated’s 1996 Equity Plan to provide a maximum limit on non-employee director compensation (Item 4), and (4) the advisory vote to approve the compensation of our Named Executive Officers (Item 6). The ratification and

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About the Proxy Materials and the Annual Meeting (continued)

approval of an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes requires the affirmative vote of a majority of the outstanding common stock of Maxim Integrated (Item 5). The vote of stockholders on Item 6 is advisory only and not binding on Maxim Integrated or the board of directors. However, the board of directors and the Compensation Committee will take the voting results into consideration when making future decisions regarding executive compensation.

Q:	What are my voting choices?

A:	In the election of directors, you may vote “FOR” or “WITHHOLD” with regard to all or some of the nominees. Votes cast as “WITHHOLD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting and will have the effect of a vote against the nominee. The board of directors recently adopted majority voting in uncontested director elections, and thus, if a particular nominee does not receive the affirmative vote of a majority of the votes cast, then the nominee must submit his or her resignation to the board of directors. For Proposals No. 2, No. 3, No. 4, No. 5, and No. 6, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

Q:	What is the effect of broker non-votes and abstentions?

A:	If you own shares beneficially which are held in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Therefore, broker non-votes will not affect the outcome of matters being voted on at the meeting, assuming that a quorum is obtained, except that broker non-votes will have the same effect as a vote against Item 5.

Abstentions are considered votes cast and thus have the same effect as votes against the matter.

Q:	Is cumulative voting permitted for the election of directors?

A:	No. You may not cumulate your votes for the election of directors in this election.

Q:	What happens if additional matters are presented at the annual meeting?

A:	Other than the six (6) specific items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark Casper and Bruce E. Kiddoo, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any reason any of the nominees described in this proxy statement are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from Broadridge Financial Solutions. Broadridge Financial Solutions will tabulate the votes in connection with the annual meeting.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:	Maxim Integrated will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our current report on Form 8-K, to be filed with the SEC within four (4) business days of the annual meeting date.

Q:	What is the deadline for submission of stockholder proposals for consideration at the fiscal year 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”)?

A:	For proposals other than nomination of director candidates: Pursuant to SEC Rule 14a-8(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal will be considered for inclusion in our proxy materials for the 2017 Annual Meeting only if the Corporate Secretary of Maxim Integrated receives the proposal by no later than June 5, 2017.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Questions and Answers About the Proxy Materials and the Annual Meeting (continued)

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our Bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to Maxim Integrated’s proxy materials with respect to such meeting, (2) brought by, or at the direction of, our board of directors, or (3) brought by a stockholder of Maxim Integrated who is a stockholder of record entitled to vote at the annual meeting who has timely delivered written notice to our Corporate Secretary, which notice must contain the information specified in our Bylaws. To be timely for our fiscal year 2017 Annual Meeting, our Corporate Secretary must receive the written notice, prepared in accordance with our Bylaws, at our principal executive offices:

•	not later than the close of business on August 19, 2017; and

•	not earlier than the close of business on July 20, 2017.

In the event that we hold our 2017 Annual Meeting more than thirty (30) days before or sixty (60) days after the one-year anniversary date of the fiscal year 2016 Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two (2) dates:

•	the ninetieth (90th) day prior to our 2017 Annual Meeting; or

•

the tenth (10th) day following the day on which public announcement of the meeting date is made (either in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Maxim Integrated with the SEC).

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim Integrated’s Corporate Secretary, or if such representations contain an untrue statement of a material fact or omit a material fact, we are not required to present the proposal for a vote at such meeting.

For nomination of director candidates: Stockholders may propose nominees to be eligible for election as directors at the 2017 Annual Meeting in accordance with the provisions of our Bylaws. To properly nominate such a candidate, a stockholder must deliver written notice, prepared in accordance with our Bylaws, to Maxim Integrated’s Corporate Secretary prior to the deadlines set forth above for stockholder proposals. Prior to submitting a nomination, stockholders should take care to note all deadlines under the SEC Rules and Maxim Integrated Bylaws described above.

Nominations should be addressed to:

Corporate Secretary

Maxim Integrated Products, Inc.

160 Rio Robles

San Jose, CA 95134

(408) 601-1000

If a stockholder who has notified us of his or her intention to nominate a director candidate at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim Integrated’s Corporate Secretary, or if such representations contain an untrue statement of a material fact or omit a material fact, we are not required to present the nomination at such meeting. For further information on requirements for director nominations by stockholders, please see our Bylaws and Corporate Governance Guidelines as well as the section entitled “Nominations of Director Candidates by Stockholders” in this proxy statement.

Copy of Bylaw and Corporate Governance Guideline Provisions: A copy of our Bylaws and Corporate Governance Guidelines can be found in the Corporate Governance section of Maxim Integrated’s corporate website at http://investor.maximintegrated.com/corporate-governance. You may also contact our Corporate Secretary at the address given above for a copy of the relevant bylaw and Corporate Governance Guideline provisions regarding the requirements for making stockholder proposals and nominating director candidates.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance and

Board of Directors Matters

Board of Directors

The names, ages and qualifications of each of our directors as of October 3, 2016 are as set forth in Proposal No. 1 in this proxy statement. Except as described therein, each of the nominees has been engaged in his principal occupation during the past five (5) years. There are no family relationships among any of our directors or executive officers.

Board of Directors Leadership Structure and Committee Composition

Currently, there are nine (9) members of the board of directors, consisting of William (Bill) P. Sullivan, Tunç Doluca, Tracy C. Accardi, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins, A. R. Frank Wazzan, and MaryAnn Wright. Mr. Wazzan will not stand for re-election to the board of directors at the 2016 Annual Meeting. Mr. Sullivan, an independent director, is the Chairman of the board of directors. The Company has no fixed policy on whether the roles of Chairman and Chief Executive Officer should be separate or combined. This decision is based on the best interests of the Company and its stockholders under the circumstances existing at the time. The board of directors currently believes that it is most appropriate to separate the roles of Chairman and Chief Executive Officer in recognition of the qualitative differences between the two roles as set forth below. The Chief Executive Officer is primarily responsible for setting the strategic direction for the Company and the day to day leadership of the Company, while the Chairman presides over meetings of the full board of directors and ensures that the board of directors’ time and attention are focused on the matters most critical to the Company.

Our board of directors has the following three (3) standing committees: (1) an Audit Committee, (2) a Compensation Committee (including its sub-committee, the Equity Grant Sub-Committee), and (3) a Nominating and Governance Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available in the Corporate Governance section of our website at http://investor.maximintegrated.com/corporate-governance. During fiscal year 2016, the board of directors held nine (9) meetings and acted by written consent four (4) times. During fiscal year 2016, each director attended at least seventy-five percent (75%) of all meetings of the board of directors. While not mandatory, we strongly encourage our directors to attend our annual meeting of stockholders. All of our directors at the time of the 2015 Annual Meeting of Stockholders attended the 2015 Annual Meeting of Stockholders except for William D. Watkins, who had a traveling conflict and was unable to attend.

Independence of the Board of Directors

Our board of directors has determined that, with the exception of Mr. Doluca, Maxim Integrated’s Chief Executive Officer, all of its members during fiscal year 2016 were, and currently are, “independent directors” as that term is defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), including for the purposes of the Audit Committee composition requirements. Such independence definition includes a series of objective tests, including that the director not be an employee of Maxim Integrated and not be engaged in certain types of business transactions or dealings with Maxim Integrated. In addition, as further required by the NASDAQ rules, the board of directors has made a subjective determination that no relationships exist between Maxim Integrated and each director which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independent directors meet regularly in executive session, without members of management present.

The Board’s Role in Risk Oversight

It is management’s responsibility to identify, assess and manage the material risks that the Company faces, and the board of directors oversees management in this effort. Specifically, the board of directors’ role in the Company’s risk oversight process includes receiving periodic reports at regularly scheduled board meetings from members of senior management on areas of material risk to the Company as they arise, including financial, operational, legal, regulatory, strategic and reputational risks. The full board of directors (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives these reports from a member of senior management to enable it to understand our risk identification, risk management and risk mitigation strategies. Upon receiving such reports, the board of directors provides such guidance as it deems necessary.

In general, the entire board of directors has oversight responsibility for the Company’s strategic risks, such as mergers and acquisitions and divestitures, as well as reputational risks. The Audit Committee has oversight responsibility for financial and related legal risks (such as accounting, asset management, tax strategy and internal controls). The board of directors has delegated primary oversight responsibility with respect to operational risks, such as supply continuity, manufacturing and business continuity, to its Nominating and Governance Committee. Oversight for regulatory and compliance risks and cyber security are generally shared among board committees. For example, the Nominating and Governance Committee oversees compliance with the Company’s Corporate Governance Guidelines and governance related laws, the Audit

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Committee oversees compliance with the Company’s Code of Business Conduct and Ethics and the Compensation Committee oversees compliance with the Company’s compensation plans and related laws and policies. In addition, the chairs of the Audit Committee and Nominating and Governance Committee oversee cyber security risks and the Company’s initiatives for prevention. The Company’s Internal Audit group performs a risk assessment as part of their annual audit process and their findings regarding this assessment are presented to the Audit Committee and the Nominating and Governance Committee.

Risk Considerations in our Compensation Policies and Practices

Company management reviewed our compensation programs, policies and practices in effect during fiscal year 2016 for all employees, including officers, to determine if those programs, policies and practices create or encourage unreasonable or inappropriate risk taking. As part of the risk assessment, management, including the Chief Executive Officer, Vice President of Human Resources and Vice President, Deputy General Counsel, discussed: (1) the key components and features of the Company’s policies and programs, (2) a methodology to determine if those policies and programs created a material adverse risk to the Company and (3) their conclusions. Based on this assessment, management concluded that the Company’s compensation policies and practices for its employees, including all officers, are not reasonably likely to have a material adverse effect on the Company for the following reasons:

•

The Company structures its compensation programs to consist of both fixed and variable components. The fixed portion (base salary) of the compensation programs is designed to provide steady income regardless of the Company’s stock price performance so that executives and employees of the Company will not focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) components of the compensation programs are designed to reward both short and long-term individual and company performance, which we believe discourages employees from taking actions that focus only on the short-term success of the Company. For short-term performance, annual cash performance bonuses are generally awarded (1) for employees other than those officers who are subject to the reporting requirements in Section 16(a) of the Exchange Act (“executive officers”), based on individual performance compared to quarterly goals and Company operating income (excluding the effect of special items), and (2) for executive officers, based on operating income (excluding the effect of special items), product development effectiveness, and individual performance. For long-term performance, the Company grants various types of equity-based awards that are designed to promote the sustained success of the Company. The Company attempts to structure equity awards to ensure that employees have equity awards that adequately vest in future years. Restricted stock units generally vest in quarterly installments over a period of one (1) to four (4) years and provide some value irrespective of our stock price. Performance shares (referred to herein as “market share units” or “MSUs”), which the Company began granting to senior members of management in September 2014 on a broad-based basis, are scheduled to vest in one annual installment approximately four (4) years from grant date based upon the relative stock price performance of the Company’s stock price as compared to the SPDR S&P Semiconductor Exchange Traded Fund. The Company believes that these variable elements of compensation are a sufficient percentage of overall compensation to motivate our employees and officers to achieve superior short-term and long-term corporate results, while the fixed element is also sufficiently high to discourage the taking of unnecessary or excessive risks in pursuing such results.

•

Officers and non-officer employees are encouraged to focus on corporate profitability, which is the key driver to the size of the total bonus pool. If the Company’s profit is lower, then payouts under the applicable bonus programs will be smaller.

•

The Company has established substantially similar compensation programs, policies, and targets for executive officers as a group which are also more heavily weighted toward performance, as well as other employees as a group. The Company believes this encourages consistent behavior and focus across the Company.

•

The Company has imposed both a cap on the amount of its annual cash performance bonus pool payable to executive officers at 200% of the target performance bonus amount for an individual executive office, which the Company believes mitigates excessive risk taking. Even if the Company greatly exceeds its operating income growth targets, the annual cash bonus payable is limited by the pre-determined target performance bonus amount cap. Additionally, in the event actual operating income (excluding the impact of special items) is less than fifty percent (50%) of target operating income (excluding the impact of special items) for the fiscal year, no annual cash bonus will be payable to executive officers.

•

The Company has strict internal controls over the measurement and calculation of operating income (excluding the effect of special items) designed to keep these items from being susceptible to manipulation by any employee, including our officers. As part of our internal controls, our finance department oversees and reviews the calculations used by management to determine the total size of the annual bonus pool payable to executive officers. In addition, all of our employees are required to be familiar with, and our executives are required to periodically certify that they have read and are bound by, our Code of Business Conduct and Ethics, which covers, among other items, accuracy and integrity of the Company’s books and records.

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•

The Company prohibits all of its executive officers and members of the board of directors from engaging in hedging transactions involving the Company’s securities to insulate themselves from the effects of poor stock price performance.

•

The Company prohibits its Chief Executive Officer and members of the board of directors from pledging their Company securities as collateral for a loan or holding those securities in a margin account, except for twenty-five percent (25%) of the number of shares that is in excess of the minimum stock ownership guideline required for members of the board of directors and the Chief Executive Officer, respectively. In addition, the Company prohibits all other executive officers from pledging their Company securities as collateral for a loan or holding those securities in a margin account, except for fifty percent (50%) of the total number of shares of common stock owned by them.

Audit Committee and Audit Committee Financial Expert

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is currently comprised of James R. Bergman, Joseph R. Bronson, and William D. Watkins, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since October 2008, Mr. Bronson has been the Chairman of the Audit Committee. The board of directors has determined that Mr. Bronson is an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee has a written charter that was amended and restated effective August 8, 2013. The Audit Committee held eight (8) meetings during fiscal year 2016 and did not act by written consent during fiscal year 2016. Each member of the Audit Committee attended at least seventy-five percent (75%) of the Audit Committee meetings held during fiscal year 2016.

The Audit Committee performs, among other tasks, the following primary functions:

•	oversees the accounting, financial reporting, and audit processes of Maxim Integrated’s financial statements,
•	appoints Maxim Integrated’s independent registered public accounting firm,
•	approves the services performed by Maxim Integrated’s independent auditors, and
•	reviews and evaluates Maxim Integrated’s accounting principles and its system of internal controls, including its internal audit function.

Compensation Committee and Equity Grant Sub-Committee

The Compensation Committee is currently comprised of Tracy C. Accardi, James R. Bergman, Robert E. Grady, and A. R. Frank Wazzan, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since March 2007, Mr. Wazzan has been the Chairman of the Compensation Committee. The Compensation Committee has a written charter that was amended and restated effective May 9, 2013.

The Compensation Committee performs, among other tasks, the following primary functions:

•

annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and annually reviews and evaluates Maxim Integrated’s Chief Executive Officer against such approved goals and objectives,

•	in consultation with the Chief Executive Officer, reviews and approves the compensation of our executive officers,
•	administers the 1996 Equity Plan and 2008 ESP Plan,
•	makes recommendations to the board of directors with respect to compensation of our directors and committee members,
•

oversees the preparation of the Compensation Discussion and Analysis and issues the Compensation Committee Report in accordance with the regulations of the SEC to be included in Maxim Integrated’s proxy statement or annual report on Form 10-K,

•	annually conducts an independence assessment of all compensation consultants and other advisers to it, and
•	performs such functions regarding compensation as the board of directors may delegate.

With respect to its review of the compensation of the Chief Executive Officer and of other executive officers, and to its oversight of the 1996 Equity Plan and 2008 ESP Plan, the Compensation Committee retains an independent consultant, Compensia, Inc. (“Compensia”), to review both the effectiveness of such programs in retaining employees and their comparability to plans offered by other companies in the semiconductor industry and the technology industry broadly.

Pursuant to its charter, on June 30, 2007, the Compensation Committee established a two-person sub-committee that is comprised of two (2) directors on the Compensation Committee, which sub-committee is referred to as the Equity Grant Sub-Committee. The Equity Grant Sub-Committee’s purpose is to make equity awards under Maxim Integrated’s Equity Award Grant Policy. The Equity Grant Sub-Committee meets the first Tuesday of each month to consider and approve equity awards to employees; while this sub-committee is comprised of two (2) rotating members, it is common for all three (3) members of the Compensation Committee to attend these meetings. The Compensation Committee, including the two-person Equity Grant Sub-Committee, held fourteen (14) meetings, and the Compensation Committee did not act by written consent during fiscal year 2016. Each member of the Compensation Committee (or sub-committee, as the case may be) attended all of these meetings.

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Nominating and Governance Committee

The Nominating and Governance Committee (the “Governance Committee”) is currently comprised of Robert E. Grady and MaryAnn Wright, each of whom is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Since October 2008, Mr. Grady has been the Chairman of the Governance Committee.

The Governance Committee performs, among other tasks, the following primary functions:

•	assists the board of directors by identifying and recommending prospective director candidates,
•	develops and recommends to the board of directors the governance principles applicable to Maxim Integrated,
•	oversees the evaluation of the board of directors and the board of directors’ evaluation of management,
•	oversees the process by which the board of directors, together with management, engages and communicates with stockholders in regard to governance matters, and
•	reviews the Company’s succession planning process.

The Governance Committee is responsible for regularly assessing the appropriate size of the board of directors and whether any vacancies on the board of directors are expected, due to retirement or otherwise. In the event of any anticipated vacancy, the Governance Committee has the policy of considering all bona fide candidates from all relevant sources, including the contacts of current directors, professional search firms, stockholders, and other persons. The Governance Committee held two (2) formal meetings during fiscal year 2016 and each member of the Governance Committee attended both of such meetings. The Governance Committee also held many “ad hoc” meetings throughout the year to discuss governance matters, and the Governance Committee Chair generally provides an update to the full board of directors on governance related matters during each regular board meeting.

Criteria and Diversity

In evaluating potential candidates for the board of directors, the Governance Committee will apply the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s experience in the technology industry, the general business or other experience of the candidate, diversity of experience, the needs of Maxim Integrated for an additional or replacement director, the personality and character of the candidate, diversity, and the candidate’s interest in the business of Maxim Integrated, other commitments, as well as numerous other subjective criteria. The Governance Committee does not assign any particular weighting or priority to these factors. While the board of directors has not established specific minimum qualifications for director candidates, the board of directors believes that such candidates must contribute to the goal of maintaining a board that is (1) independent, (2) of high integrity, (3) composed of directors with qualifications that increase the effectiveness of the board of directors and (4) compliant with the requirements of applicable rules of NASDAQ and the SEC. In addition, we do not have a formal written policy regarding the consideration of diversity in identifying candidates; however, as discussed above, diversity is one of the numerous criteria the Governance Committee reviews before recommending a candidate.

Nominations of Director Candidates by Stockholders

Maxim Integrated stockholders may nominate a director candidate (1) at any annual meeting of stockholders in accordance with our Bylaws, the procedure for which is more fully set forth in the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2017 Annual Meeting?”, (2) at any special meeting of stockholders in accordance with our Bylaws, and (3) by submitting their recommendations to the Governance Committee in accordance with our Corporate Governance Guidelines. The deadline for nominating director candidates for the 2016 Annual Meeting has already passed.

Maxim Integrated’s Corporate Governance Guidelines, together with Maxim Integrated’s restated certificate of incorporation and Bylaws and charters of committees of the board of directors, form the framework for the corporate governance of Maxim Integrated. Maxim Integrated’s Corporate Governance Guidelines are available in the Corporate Governance section of Maxim Integrated’s website at http://investor.maximintegrated.com/corporate-governance. Pursuant to our Corporate Governance Guidelines, our board of directors will consider all bona fide director candidates nominated by stockholders of Maxim Integrated.

More specifically, the board of directors has established the following procedures by which stockholders may submit nominations of director candidates for consideration by the Governance Committee and the board of directors:

•

To nominate a director candidate for consideration by the Governance Committee, a stockholder must have held at least 100,000 shares of Maxim Integrated stock for at least twelve (12) consecutive months leading up to the date of the recommendation and must notify the Governance Committee by writing to the General Counsel of Maxim Integrated.

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•	The nominating stockholder’s notice shall set forth the following information:

(1) To the extent reasonably available, information relating to such director nominee as would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act in which such individual is a candidate for election to the board of directors;

(2) The director nominee’s written consent to (a) if selected by the Governance Committee as a director candidate, be named in Maxim Integrated’s proxy statement and (b) if elected, serve on the board of directors; and

(3) Any other information that such stockholder believes is relevant in considering the director nominee. Stockholder recommendations to the Governance Committee or the board of directors should be sent to:

Corporate Secretary

Deputy General Counsel

Maxim Integrated Products, Inc.

160 Rio Robles

San Jose, CA 95134

(408) 601-1000

For purposes of nominating a director candidate to be considered at an annual meeting, it is unnecessary to send recommendations to the board of directors or the Governance Committee. Instead, a stockholder wishing to nominate a director candidate at an annual meeting must follow the procedures set forth in our Bylaws, including providing written notice prepared in accordance with our Bylaws to Maxim Integrated’s General Counsel and Corporate Secretary. For more detailed information on nomination requirements at a future annual meeting, please see the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2017 Annual Meeting?”

Equity Grant Date Policy

The board of directors has adopted a specific procedure in the granting of equity awards to our officers, directors and employees, as set forth in the Company’s Equity Award Grant Policy effective June 4, 2007 (the “Equity Policy”). The Equity Policy can be located on the Company’s Website at http://www.investor.maximintegrated.com/corporate-governance. Under the Equity Policy, equity awards may only be granted by our board of directors or the Compensation Committee of the board of directors, as well as a two-person subcommittee of the Compensation Committee (the Equity Grant Sub-Committee), at a duly noticed meeting. Equity awards may not be granted by unanimous written consent in lieu of a meeting. In addition, the Company invites its Vice President of Human Resources, a senior member from the stock administration team, and the Company’s independent registered public accounting firm (the “Auditors”) to each meeting of the Compensation Committee (or Equity Grant Sub-Committee), at which equity awards are granted. In fiscal year 2016, our Corporate Secretary, our Vice President of Human Resources, a senior member from the stock administration team and the Auditors, in the capacity as independent observers, generally attended the meetings of the Compensation Committee (or Equity Grant Sub-Committee) at which equity awards were granted. The grant date for an equity award is the date on which any of the above-listed granting bodies meets and approves the equity award.

We follow the following specific procedures with respect to the grant of equity awards that are contained in the Equity Policy:

•

New Hire Grants; Special Recognition/Promotional Equity Grants: Equity awards to newly hired non-officer employees or awards for special recognition to existing non-officer employees are made on the first Tuesday of the month (or the succeeding month) after the date on which the individual commences employment with us or following the special recognition event. Equity awards to newly hired officers or awards for special recognition to officers are made on the first Tuesday of the month (or a succeeding month) after the date on which the individual commences employment with us or following the special recognition event that is during an open trading window under our Insider Trading Policy.

•	Annual Equity Grants: Annual equity grants to employees and officers are made during an open trading window under our Insider Trading Policy, which are typically granted in September of each year.
•

Equity Awards to Directors: Equity awards are made to incumbent non-employee directors upon their re-election to the board of directors at the annual meeting of stockholders. Equity awards to newly appointed non-employee directors are made on the first Tuesday of the month (or a succeeding month) after the date on which the individual is appointed to the board of directors that is during an open trading window under our Insider Trading Policy.

Compensation Committee Interlocks and Insider Participation

No member of Maxim Integrated’s Compensation Committee is, or ever has been, an executive officer or employee of Maxim Integrated or any of its subsidiaries. No interlocking relationship exists, or during fiscal year 2016 existed, between Maxim Integrated’s board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

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Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at Maxim Integrated’s expense. Committees of the board of directors may retain outside advisors and consultants of their choosing without the consent of the board of directors.

Board Effectiveness

Our board of directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. For fiscal year 2016, this assessment was held in August 2016.

Communication between Stockholders and Directors

Maxim Integrated’s Corporate Governance Guidelines provide that any communication from a stockholder to the board of directors generally or to a particular director should be in writing and should be delivered to the Company’s General Counsel at the principal executive offices of the Company. Each such communication should set forth (1) the name and address of such stockholder as they appear on the Company’s books, and if the stock is held by a nominee, the name and address of the beneficial owner of the stock, and (2) the class and number of shares of the Company’s stock that are owned of record by such record holder and beneficially by such beneficial owner, together with the length of time the shares have been so owned. The Company’s General Counsel will, in consultation with appropriate directors as necessary, generally screen out communications from stockholders to identify communications that are solicitations for products and services, matters of a personal nature not relevant for stockholders or matters that are of a type that render them improper or irrelevant to the functioning of the board of directors or the Company. Steps are taken to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. Stockholders may send communications to: General Counsel, Maxim Integrated, 160 Rio Robles, San Jose, California 95134.

The Governance Committee, in accordance with its Charter, oversees the process by which the board of directors, together with management, engages and communicates with stockholders in regard to governance matters.

Common Stock

Maxim Integrated common stock is currently traded on the NASDAQ Global Select Market under the symbol “MXIM.”

Headquarters Information

Our headquarters are located at 160 Rio Robles, San Jose, California 95134 and the telephone number at that location is (408) 601-1000.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors and employees, including but not limited to our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is designed to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest arising from personal and professional relationships, (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we are required to file with the SEC and in other public communications, (3) compliance with applicable governmental laws, rules and regulations, (4) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (5) accountability for adherence to the Code of Ethics. A copy of the Code of Ethics is available on our website at http://investor.maximintegrated.com/corporate-governance. A hard copy of the Code of Ethics will be sent free of charge upon request. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website.

Hedging Prohibition and Restrictions on Pledging Company Securities

The Company has a policy that prohibits all of its executive officers and members of the board of directors from engaging in hedging transactions involving the Company’s securities. In addition, the Company has a policy that prohibits its Chief Executive Officer and members of the board of directors from pledging their Company securities as a collateral for a loan or holding those securities in a margin account, except for twenty-five percent (25%) of the number of shares that is in excess of the minimum stock ownership guideline required for the Chief Executive Officer and members of the board of directors, respectively. In addition, the Company prohibits all other executive officers from pledging their Company securities as collateral for a loan or holding those securities in a margin account, except for fifty percent (50%) of the total number of shares of common stock owned by them.

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Executive Compensation Recoupment Policy

The Company has a policy that provides that in the event of a material restatement of its financial results due to misconduct, the Compensation Committee shall review the facts and circumstances and take actions it considers appropriate with respect to the compensation of any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, seeking reimbursement of any bonus paid to such executive officer exceeding the amount that, in the judgment of the Compensation Committee, would have been paid had the financial results been properly reported.

Majority Voting in Uncontested Director Elections

The Company’s Bylaws provide that in uncontested elections of directors, if a nominee does not receive the approval from at least a majority of the votes cast, then such nominee is required to submit his or her resignation to the board of directors.

The Ability of Stockholders to Call a Special Meeting

The Company’s Bylaws provide that stockholders owning no less than thirty-five percent (35%) of the total number of common shares outstanding have the ability to call a special meeting of stockholders.

Director Compensation

The following table shows certain information regarding non-employee director compensation for the fiscal year ended June 25, 2016 (except as otherwise noted):

Director Compensation for Fiscal Year 2016

Name (1)	Fees earned or paid in cash ($)	Restricted Stock Unit Awards ($) (2)	Total ($)
James R. Bergman	74,800	216,052	290,852
Joseph R. Bronson	87,300	216,052	303,352
Robert E. Grady	74,800	216,052	290,852
William P. Sullivan	28,650	210,028	238,678
William D. Watkins	67,300	216,052	283,352
A.R. Frank Wazzan	72,300	216,052	288,352

(1)	Mses. Accardi and Wright were appointed as members of the board of directors after the end of fiscal year 2016.
(2)	Represents the aggregate grant date fair value of grants of restricted stock units made during fiscal year 2016, computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. Each of Messrs. Bergman, Bronson, Grady, Watkins, and Wazzan was awarded 5,600 restricted stock units on November 12, 2015 in connection with their service on the board of directors, and the aggregate grant date fair value of each of these awards was $216,052. Mr. Sullivan was awarded 5,600 restricted stock units on June 7, 2016 in connection with his service on the board of directors, and the aggregate grant date fair value of this award was $210,028. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 25, 2016.

The type and aggregate number of outstanding equity awards held by each of the directors as of June 25, 2016 were as follows:

Name	Stock Options (#)	Unvested Restricted Stock Units (#)
Mr. Bergman	43,724	2,800
Mr. Bronson	30,900	2,800
Mr. Grady	56,548	2,800
Mr. Sullivan	—	5,600
Mr. Watkins	20,600	2,800
Mr. Wazzan	43,724	2,800

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Cash Compensation

The cash compensation structure for non-employee directors in fiscal year 2016 was as follows:

Director	Retainer ($)		Audit Committee Retainer ($)		Compensation Committee Retainer ($)		Nominating and Corporate Governance Committee Retainer ($)		Total Retainer ($) (3)
James R. Bergman	57,300		10,000		7,500				74,800
Joseph R. Bronson	57,300		30,000	(2)					87,300
Robert E. Grady	57,300				7,500		10,000	(2)	74,800
William P. Sullivan	117,300	(1)							117,300
William D. Watkins	57,300		10,000						67,300
A.R. Frank Wazzan	57,300				15,000	(2)			72,300

(1)	Receives a higher retainer as a result of serving as Chairman of the Board. Mr. Sullivan was appointed as Chairman of the Board in May 2016 and received this retainer on a pro rata basis for fiscal year 2016.
(2)	Receives a higher retainer as a result of serving as Committee Chairman.
(3)	All retainer fees are paid quarterly in arrears and Maxim Integrated reimburses each director for reasonable expenses incurred in attending meetings of the board of directors or its committees.

The compensation for services as directors is reviewed on an annual basis by the Compensation Committee and the board of directors.

Equity Compensation

Non-employee directors participate in the 1996 Equity Plan. Effective November 12, 2014, the board of directors, based upon the recommendation of the Compensation Committee, determined that each non-employee director should be awarded and vest in 6,400 restricted stock units per calendar year. Restricted stock units are awarded on an annual basis. Restricted stock units vest in quarterly installments over a one-year period. Equity awards to non-employee directors are generally made at the meeting of the board of directors immediately following their re-election to the board of directors.

* * *

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Proposal No. 1

Election of Directors

The Governance Committee recommended, and the board of directors nominated, William (Bill) P. Sullivan, Tunç Doluca, Tracy C. Accardi, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins, and MaryAnn Wright as nominees for election as members of our board of directors at the 2016 Annual Meeting. Except as set forth below, unless otherwise instructed, the persons appointed as proxy holders in the accompanying form of proxy will vote the proxies received by them for such nominees, all of whom are presently directors of Maxim Integrated. William (Bill) P. Sullivan was appointed to the board of directors in December 2015. Tracy C. Accardi and MaryAnn Wright were appointed to the board of directors in August 2016. All of the other nominees were elected directors by a vote of the stockholders at the last annual meeting of stockholders which was held on November 12, 2015.

In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation, or removal.

The following paragraphs provide information as of October 3, 2016 about each nominee. Such information includes the age, position, principal occupation, and business experience for at least the past five (5) years, and the names of other publicly held companies of which the nominee currently serves as a director or has served as a director during the past five (5) years. In addition, we are providing a description of each nominee’s specific experience, qualifications, attributes, and skills that led the board of directors to conclude that such nominee should serve as a director. There are no family relationships among any directors or executive officers of Maxim Integrated.

Name	Age	Director Since
William P. Sullivan	66	2015
Tunç Doluca	58	2007
Tracy C. Accardi	56	2016
James R. Bergman	74	1988
Joseph R. Bronson	68	2007
Robert E. Grady	58	2008
William D. Watkins	63	2008
MaryAnn Wright	54	2016

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Proposal No. 1 (continued)

William (Bill) P. Sullivan Independent Director Since: 2015 Age: 66

Mr. Sullivan has been a director of Maxim Integrated since December 2015 and has been Chairman of the Board since May 2016. Mr. Sullivan served as chief executive officer of Agilent Technologies, a global provider of scientific instruments, software, services and consumables in life sciences, diagnostics and applied chemical markets, from 2005 to March 2015. Mr. Sullivan was Agilent’s president from 2005 to 2012 and 2013 to 2014. Prior to that, he served as executive vice president and chief operating officer from 2002 to 2005 and senior vice president and general manager of Agilent’s Semiconductor Products Group from 1999 to 2002. Mr. Sullivan is currently on the board of directors for Edison International and was previously a director of Agilent, Avnet, Inc., and URS Corporation. He is a graduate of the University of California, Davis.

In nominating Mr. Sullivan to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Sullivan’s experience as president and chief executive officer of a large public company, significant operational experience, and his leadership skills.

Tunç Doluca Director Since: 2007 Age: 58

Mr. Doluca has served as a director of Maxim Integrated, as well as the President and Chief Executive Officer, since January 2007. He joined Maxim Integrated in October 1984 and served as Vice President between 1994 and 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions.

In nominating Mr. Doluca to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Doluca’s experience in the semiconductor industry and thirty (30) years of service at Maxim Integrated, including twenty (20) years as an officer of the Company, including his current position as the Chief Executive Officer, his technical expertise, and his executive leadership and management skills.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1 (continued)

Tracy C. Accardi Independent Director Since: 2016 Age: 56

Ms. Accardi has served as Vice President of Global Research and Development, Breast and Skeletal Health Solutions at Hologic since 2014, where she leads development of screening, diagnostic and biopsy systems for the detection and treatment of breast cancer. Previously, Ms. Accardi was Chief Technology Officer at Omniguide Surgical from 2012 to 2014, and Executive Consultant at Mednest Consulting from 2011 to 2012, after having held senior research and development positions at Covidien from 2007 to 2011, Johnson & Johnson Company from 2003 to 2007, and Philips Medical Systems from 2001 to 2003. In prior experience, she served in various managerial roles in Corporate Research and Development, Healthcare and Aerospace at General Electric from 1981 to 2001. She received a Master of Science in Mechanical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Mechanical Engineering from Carnegie Mellon University.

In nominating Ms. Accardi to serve on the board of directors, the Governance Committee considered as important factors, among other items, Ms. Accardi’s extensive experience and knowledge of the medical device industry and her demonstrated expertise in technology development, strategic technology planning, program management, licensing and acquisition integration, clinical relationship management and all phases of product commercialization.

James R. Bergman Independent Director Since: 1988 Age: 74

Mr. Bergman has served as a director of Maxim Integrated since 1988. Mr. Bergman was a founder and has been General Partner of DSV Associates since 1974 and a founder and General Partner of its successors, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since July 1997, he has also served as a Special Limited Partner of Cardinal Health Partners and Cardinal Partners II, which are private venture capital funds. Mr. Bergman attended UCLA where he graduated with honors with a BS in Engineering and later received an MBA with distinction.

In nominating Mr. Bergman to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Bergman’s experience as a venture capitalist in technology companies, his experience and familiarity with financial statements, and his deep and fundamental understanding of Maxim Integrated’s culture, employees and products as a result of service on the board of directors for over twenty-five (25) years.

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Proposal No. 1 (continued)

Joseph R. Bronson Independent Director Since: 2007 Age: 68

Mr. Bronson has served as a director of Maxim Integrated since November 2007. Since June 2014, he has been Managing Director, Strategic Advisor for Cowen & Co., a New York City based investment bank. From May 2011 to March 2014 he served as an Advisory Director at GCA Savvian, LLC, a financial advisory services firm. Mr. Bronson is Principal and Chief Executive Officer of The Bronson Group, LLC, which provides financial and operational consulting services. Mr. Bronson served as the Chief Executive Officer of Silicon Valley Technology Corporation, a private company that provides technical services to the semiconductor and solar industries from 2009 to March 2010. Mr. Bronson served as President and Chief Operating Officer of Sanmina-SCI, a worldwide contract manufacturer, between August 2007 and October 2008, and he also served on Sanmina-SCI’s board of directors between August 2007 and January 2009. Before joining Sanmina-SCI, Mr. Bronson served as President and Co-Chief Executive Officer of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards, between 2004 and 2007. Prior to 2004, Mr. Bronson spent twenty-one (21) years at Applied Materials in senior level operations management, concluding with the positions of Executive Vice President and Chief Financial Officer. In addition to Maxim Integrated, Mr. Bronson currently serves on the boards of directors of Jacobs Engineering Group Inc., SDC Materials, Ryan Herco Flow Solutions, and PDF Solutions, Inc.

In nominating Mr. Bronson to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Bronson’s expertise and familiarity with financial statements, financial disclosures, auditing and internal controls, his senior management level experience at large publicly traded companies and understanding of board best practices.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 1 (continued)

Robert E. Grady Independent Director Since: 2008 Age: 58

Mr. Grady has served as a director of Maxim Integrated since August 2008. Since March 2015, Mr. Grady has been a Partner at Gryphon Investors, a middle market-focused private equity investment firm. From 2010 to 2014, Mr. Grady was a Managing Director at Cheyenne Capital Fund, a private equity investment firm, and served as the volunteer Chairman of the New Jersey State Investment Council (which oversees the state’s $79 billion pension fund). From 2000 to 2009, Mr. Grady was a Managing Director at The Carlyle Group, a global private equity firm, where he served as a member of the firm’s Management Committee as Chairman and Fund Head of Carlyle’s U.S. venture and growth capital group, Carlyle Venture Partners (CVP); on the investment committees of CVP, Carlyle Asia Growth Partners, and Carlyle Europe Technology Partners; and as a director of multiple Carlyle portfolio companies. Between 1993 and 2000, he was a Partner and Member of the Management Committee at Robertson Stephens & Company, an emerging growth-focused investment banking firm. Previously, Mr. Grady served in the White House as Deputy Assistant to the President of the United States of America, as Executive Associate Director of the Office of Management and Budget (“OMB”), and as Associate Director of OMB for Natural Resources, Energy and Science. Mr. Grady is a former director of the National Venture Capital Association, and he served as Chairman of the National Venture Capital Association in 2006 and 2007. From 1993 to 2004, Mr. Grady served on the faculty of the Stanford Graduate School of Business as a Lecturer in Public Management. In addition to Maxim Integrated, Mr. Grady currently serves on the board of directors of Stifel Financial Corp., a financial services firm focused on investment banking and asset management, and of the Jackson Hole Mountain Resort. From July 2004 to June 2010, Mr. Grady also served on the board of directors of AuthenTec, Inc., a maker of fingerprint identification semiconductors, and from September 2009 to July 2010, Mr. Grady served on the board of directors of Thomas Weisel Partners Group, Inc., which was acquired by Stifel Financial Corp. Mr. Grady has also been a director of multiple privately held companies and non-profit organizations over the past 25 years. Currently, Mr. Grady is a Trustee of the St. John’s Hospital Foundation, a member of the Steering Committee of the Wyoming Business Alliance, a member of the Investment Committee of the Community Foundation of Jackson Hole, and a member of the Council on Foreign Relations. Mr. Grady holds an A.B. degree from Harvard College and a M.B.A. degree from the Stanford Graduate School of Business.

In nominating Mr. Grady to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Grady’s extensive experience in the financial services industry, including his leadership roles at several large financial services firms, his expertise with strategic business combinations and corporate strategy development, and his corporate governance experience as the chairman of a large public pension fund, and his experience as a director.

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Proposal No. 1 (continued)

William D. Watkins Independent Director Since: 2008 Age: 63

Mr. Watkins has served as a director of Maxim Integrated since August 2008. Since September 2013, Mr. Watkins has been the Chief Executive Officer of Imergy Power Solutions, a leader in stationary energy storage using innovative flow battery technology, and in December 2013, Mr. Watkins became the Chairman of the Board at Imergy. From February 2010 to April 2013, Mr. Watkins was the Chief Executive Officer and a member of the board of directors of Bridgelux, Inc., a leading light emitting diode (LED) developer. Mr. Watkins was Seagate Technology’s Chief Executive Officer between July 2004 and January 2009 and was a member of its board of directors between 2000 and January 2009. Previously, Mr. Watkins was Seagate’s President and Chief Operating Officer, a position he had held since 2000, and in this capacity was responsible for the company’s global hard disc drive operations. Mr. Watkins joined Seagate in 1996 as part of the company’s merger with Conner Peripherals. In addition to Maxim Integrated, Mr. Watkins currently serves on the board of directors of Flextronics International Ltd. Mr. Watkins is co-owner of the Vancouver Stealth. Watkins holds a B.S. degree in political science from the University of Texas.

In nominating Mr. Watkins to serve on the board of directors, the Governance Committee considered as important factors, among other items, Mr. Watkins’ operational and management experience, his experience as Chief Executive Officer, President and Chief Operating Officer of Seagate, his understanding of the electronics and semiconductor industries, as well as his expertise and familiarity with financial statements.

MaryAnn Wright Independent Director Since: 2016 Age: 54

Ms. Wright serves as Group Vice President, Technology and Industry Relations at Johnson Controls. During her 9-year tenure with the company, she has served in several leadership roles focused on R&D, engineering and product development. Before joining Johnson Controls, Ms. Wright was Executive Vice President of Engineering, Product Development, Commercial and Program Management at Collins & Aikman Corporation from 2006 to 2007. Prior to that, she served in several executive management positions at Ford Motor Company during her tenure from 1988 to 2005. Ms. Wright has served as a director of Group 1 Automotive, Inc. since 2014. She received a Master of Science in Engineering from the University of Michigan, her Master of Business Administration from Wayne State University and a Bachelor of Arts in International Studies and Economics from the University of Michigan.

In nominating Ms. Wright to serve on the board of directors, the Governance Committee considered as important factors, among other items, Ms. Wright’s extensive experience and knowledge of the automotive industry, her work in the area of energy storage solutions and a variety of advanced powertrain technologies, and her deep technical background.

Required Vote

The eight (8) nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

* * *

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 24, 2017. During fiscal year 2016, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services. See the information provided in this proxy statement under the heading “Independent Public Accountants.” Notwithstanding its appointment and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during fiscal year 2017 if the Audit Committee believes that such a change would be in the best interests of Maxim Integrated and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 24, 2017 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.

Recommendation

Our board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 24, 2017.

* * *

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Proposal No. 3

RATIFICATION AND APPROVAL OF AN AMENDMENT TO MAXIM INTEGRATED’S 2008 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES

At the 2016 Annual Meeting, stockholders will be asked to ratify and approve an amendment to the 2008 ESP Plan to increase the maximum number of shares of Maxim Integrated common stock that may be purchased under the 2008 ESP Plan by an additional 1,500,000 shares. The amendment to the 2008 ESP Plan to increase the maximum number of shares that may be purchased by 1,500,000 shares was approved by Maxim Integrated’s board of directors. The 2008 ESP Plan was originally approved by the board of directors in October 2008 and then ratified by stockholders on December 15, 2008, and was amended annually starting in 2009 through 2015 to increase the shares reserved for issuance thereunder by 2,000,000 shares on each occasion. Maxim Integrated anticipates that approximately 1,500,000 shares will be purchased by employees under the 2008 ESP Plan during fiscal year 2017 based upon current assumptions regarding employee participation levels, and is therefore seeking to increase the number of shares reserved for issuance under the 2008 ESP Plan by 1,500,000 shares.

Prior to the effectiveness of the proposed amendment, a total of 18,000,000 shares of Maxim Integrated common stock had been reserved for issuance under the 2008 ESP Plan. As of September 1, 2016, approximately 6,136,866 shares were available for purchase under the 2008 ESP Plan. The board of directors has approved, subject to stockholder ratification and approval, an amendment to increase the maximum number of shares of Maxim Integrated common stock reserved under the 2008 ESP Plan by 1,500,000 shares to a total of 19,500,000 shares subject to adjustment as provided therein.

The closing price of Maxim Integrated’s common stock on September 1, 2016 was $41.20 per share.

Maxim Integrated believes that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time. Maxim Integrated further believes that the attraction, retention and motivation of highly qualified personnel is essential to Maxim Integrated’s continued growth and success and that incentive plans, such as the 2008 ESP Plan, are necessary for Maxim Integrated to remain competitive in its compensation practices. In addition, Maxim Integrated believes that the 2008 ESP Plan (and other equity incentive programs) is an effective way to assure alignment of employees’ and stockholders’ interests and believes all such equity incentives are in the best interest of the stockholders.

The benefits to be received by Maxim Integrated’s employees and officers pursuant to the 2008 ESP Plan are not determinable at this time.

Required Vote

Ratification and approval of the amendments to increase the number of shares reserved under the 2008 ESP Plan requires the approval of a majority of the shares represented in person or by proxy and voting at the annual meeting. A general description of the principal terms of the 2008 ESP Plan approved by the board of directors and the purpose of the 2008 ESP Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted “FOR” Proposal No. 3.

Recommendation

Our board of directors recommends a vote “FOR” the ratification and approval of the amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan as described herein.

The following summary of certain provisions of the 2008 ESP Plan is qualified in its entirety by reference to the 2008 ESP Plan, a copy of which is attached as Appendix A to this proxy statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 2008 ESP Plan.

Summary of Material Features of the 2008 ESP Plan

Eligible Employees

All employees of Maxim Integrated and its subsidiaries designated by the committee appointed by the board of directors to administer the 2008 ESP Plan (the “Committee”) will be eligible to participate in the 2008 ESP Plan, a total of approximately 7,000 individuals. However, the Committee may exclude from participation (1) a group of certain highly compensated employees, (2) employees who have been employed by Maxim Integrated or any subsidiary for less than two (2) years, (3) employees whose customary employment is for not more than five (5) months in any calendar year, and (4) employees who customarily works twenty (20) hours per week or less.

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Proposal No. 3 (continued)

Notwithstanding the foregoing, no employee shall be eligible for participation under the 2008 ESP Plan if, immediately after such grant, that employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Maxim Integrated or of any affiliate of Maxim Integrated (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee will be permitted to purchase stock under all employee stock participation plans, including the 2008 ESP Plan, of Maxim Integrated and its affiliates (1) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), at the time the right is granted) for any calendar year in which the right is outstanding at any time or (2) 1,600 shares of stock in an offering period, whichever is less.

Participation

The Committee has the power from time to time to grant or provide for the grant of rights to purchase stock of Maxim Integrated under the 2008 ESP Plan to eligible employees (an “Offer”) on a date or dates (the “Offer Date(s)”) identified in the 2008 ESP Plan. Each Offer will be in such form and will contain such terms and conditions as the Committee deems appropriate, except that each Offer must include the substance of the required provisions of the 2008 ESP Plan, which are described below. Each Offer will be outstanding for approximately twelve (12) months (the “Offer Period”) and there will be overlapping Offer Periods.

An eligible employee becomes a participant in an Offer by delivering a written enrollment form to Maxim Integrated, within the time specified in each Offer, authorizing payroll deductions of up to a maximum percentage of twenty-five percent (25%) of his or her Eligible Compensation (as defined in the 2008 ESP Plan) from each paycheck during the Offer Period. All payroll deductions made for a participant are credited to his or her account under the 2008 ESP Plan and are deposited with the general funds of Maxim Integrated. The purchase price of the shares is accumulated by payroll deductions (or direct payments, if permitted) over the Offer Period. At any time during the Offer Period, a participant may terminate his or her payroll deductions (as described further below), but a participant may not increase, reduce or begin such payroll deductions after the beginning of any Offer Period.

Purchase of Stock

The purchase dates generally will occur on the last business day immediately preceding the second to last Saturday in May and November (each a “Purchase Date”) in each year unless this day immediately follows the Thanksgiving holiday in the United States in which case the Purchase Date will be the last Friday of November of each year. On each Purchase Date, the balance in each participant’s account will be applied to the purchase of whole shares of stock of Maxim Integrated. No fractional shares shall be issued upon the exercise of rights granted under the 2008 ESP Plan. The amount remaining in each participant’s account after the purchase of shares that is less than the amount required to purchase one (1) share of stock on the last Purchase Date of an Offer Period shall be returned to the participant as soon as practicable after the Purchase Date, without interest.

Purchase Price

The purchase price per share of stock acquired pursuant to the 2008 ESP Plan will be the lesser of: (1) eighty-five percent (85%) of the fair market value per share of such stock on the Offer Date and (2) eighty-five percent (85%) of the fair market value per share of such stock on the Purchase Date. Fair market value per share is defined in the 2008 ESP Plan and generally means the closing price per share on NASDAQ.

Withdrawal

A participant may withdraw from an Offer by terminating his or her payroll deductions and by delivering to the Committee a written notice of withdrawal from the Offer. Such withdrawal may be elected within a certain period of time prior to the end of the applicable Offer Period. Upon any withdrawal from an Offer by the employee, Maxim Integrated will distribute to the employee his or her accumulated payroll deductions (reduced for prior purchases), without interest, and such employee’s interest in the Offer will be automatically terminated. Upon such withdrawal from an Offer, the employee is not entitled to participate again in such Offer and the employee may not be able to participate in the 2008 ESP Plan for such period of time as determined by the Committee. Any such employee participating in a new Offer after his or her withdrawal from an Offer will be required to timely submit a new enrollment form.

Termination of Employment

Rights granted pursuant to any Offer under the 2008 ESP Plan shall terminate immediately upon cessation of an employee’s employment for any reason, and Maxim Integrated shall promptly distribute to such employee all of his or her accumulated payroll deductions (reduced for prior purchases), without interest.

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Proposal No. 3 (continued)

No transferability

Rights granted under the 2008 ESP Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during such participating employee’s lifetime only by him or her.

Adjustments upon Changes in Stock or Other Events

If (1) Maxim Integrated shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of Maxim Integrated or its subsidiaries or a transaction similar thereto, (2) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Maxim Integrated, or any distribution to holders of Maxim Integrated common stock other than cash dividends, shall occur or (3) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the 2008 ESP Plan, then the Committee may take any necessary actions to preserve to the participating employees’ rights substantially proportionate to the rights existing prior to such event. Such actions may include, without limitation, adjustments in the number and kind of shares subject to the 2008 ESP Plan (including the number of shares reserved for issuance thereunder) and the purchase price of such shares under the 2008 ESP Plan.

Notwithstanding any other provision of the 2008 ESP Plan, if Maxim Integrated’s common stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (the “Triggering Event”), then, in the discretion of the Committee, (1) the balance in the participating employee’s payroll account not yet invested may be refunded to the participating employee, and such participating employee will have no further rights or benefits under the 2008 ESP Plan, (2) an amount equal to the product of the fair market value of a share on the date of the Triggering Event multiplied by the number of shares such participating employee would have been able to purchase with the balance of his or her payroll account on the date of such Triggering Event may be paid to the participating employee, and such participating employee shall have no further rights or benefits under the 2008 ESP Plan, or (3) the 2008 ESP Plan may be continued.

Amendment, Suspension and Termination of the 2008 ESP Plan

The board of directors may at any time and for any reason amend, suspend or terminate the 2008 ESP Plan. However, any amendment of the 2008 ESP Plan shall require stockholder approval if such approval would be required for continued compliance with applicable laws or regulations. In addition, no termination of the 2008 ESP Plan may alter or impair any outstanding rights to purchase shares pursuant to any offering thereunder.

Federal Income Tax Consequences

The following summarizes only the federal income tax consequences of participation under the 2008 ESP Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the 2008 ESP Plan is strongly advised to consult with his or her personal tax advisor regarding participation in the 2008 ESP Plan.

The 2008 ESP Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code (except to comply with applicable foreign or local law). Under these provisions, no income will be taxable to a participant on the Offer Date or at the time of purchase of shares. Amounts deducted from a participant’s pay under the 2008 ESP Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax, the amount of which will depend upon the participant’s holding period. If the participant disposes of his or her shares more than two (2) years after the Offer Date and more than one (1) year after the purchase of the shares, the lesser of (1) fifteen percent (15%) of the fair market value of the shares on the Offer Date and (2) the excess (or zero (0) if there is no excess) of the fair market value of the shares on the date of the disposition of the shares over the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the participant disposes off the shares before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

Maxim Integrated is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two (2) years from the Offer Date or within one (1) tax year of the date of purchase. Maxim Integrated is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to Maxim Integrated.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 4

RATIFICATION AND APPROVAL OF AN AMENDMENT TO MAXIM INTEGRATED’S 1996 STOCK INCENTIVE PLAN TO PROVIDE A MAXIMUM ANNUAL LIMIT ON NON-EMPLOYEE DIRECTOR COMPENSATION FOR CASH AND EQUITY

At the 2016 Annual Meeting, stockholders will be asked to ratify and approve an amendment to Maxim Integrated’s 1996 Equity Plan to provide a maximum annual limit on non-employee director compensation for cash and equity as well as to reflect certain technical revisions. The amendment to the 1996 Equity Plan has been approved by the board of directors.

Non-Employee Director Compensation Limit

The proposed amendment would impose a $550,000 limit on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (1) cash compensation/fees and (2) the grant date fair value of all compensation awarded under the 1996 Equity Plan. This limitation, however, would not apply to the extent a non-employee director has been or becomes an employee of Maxim Integrated during such fiscal year.

We believe that it is important to disclose to our stockholders, and for our stockholders to approve, a maximum annual limit on future awards that we may grant to our non-employee directors. We selected $550,000 as the maximum value that may be awarded to our non-employee directors under Maxim Integrated’s 1996 Equity Plan per fiscal year because we believe it places a meaningful limit on awards to our non-employee directors. While our actual non-employee director compensation in recent years has been considerably lower than this proposed limit, we believe that setting a limitation at this level provides us with a reasonable degree of flexibility for the remainder of the plan term, or extensions thereof, to make adjustments that we may in the future deem appropriate or necessary for our non-employee director compensation program to remain competitive in the market.

No Request for Share Increase at 2016 Annual Meeting

A total of 141,100,000 shares of Maxim Integrated common stock had been reserved for issuance under the 1996 Equity Plan. As of September 1, 2016, approximately 24,871,461 shares were available for purchase under the 1996 Equity Plan, and there were 4,960,712 outstanding stock options with a weighted average exercise price of $25.68 per share and a weighted average remaining contractual term of 2.95 years, and 6,645,034 outstanding restricted stock units.

At the 2016 Annual Meeting, Maxim Integrated is not seeking to increase the number of shares under the 1996 Equity Plan. We have historically requested that our stockholders approve an increase in the number of shares under the 1996 Equity Plan. For example, at the 2015 Annual Meeting, our stockholders approved the increase in the number of shares under the 1996 Equity Plan by 4,000,000 shares. We believe that we have a sufficient number of shares (and an appropriate buffer amount) to award to new employees as well as current employees during fiscal year 2017. We may request the approval of an increase in the number of shares under the 1996 Equity Plan at the 2017 Annual Meeting.

The closing price of Maxim Integrated’s common stock on September 1, 2016 was $41.20 per share.

Required Vote

Ratification and approval of the amendment to Maxim Integrated’s 1996 Equity Plan requires the approval of a majority of the shares represented in person or by proxy and voting at the annual meeting. A general description of the principal terms of the 1996 Equity Plan approved by the board of directors and the purpose of the 1996 Equity Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted “FOR” Proposal No. 4.

Recommendation

Our board of directors recommends a vote “FOR” the amendment to Maxim Integrated’s 1996 Equity Plan as described herein. The following summary of certain provisions of the 1996 Equity Plan is qualified in its entirety by reference to the 1996 Equity Plan, a copy of which is attached as Appendix B to this proxy statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the 1996 Equity Plan.

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Proposal No. 4 (continued)

Summary of Material Features of the 1996 Equity Plan

Purpose.

The purpose of the 1996 Equity Plan is to increase stockholder value by attracting and retaining the best available personnel. We believe that our employees, including highly talented analog engineers, which are scarce, are the main driver of stockholder value. The Company needs to have competitive compensation programs to recruit, retain and motivate our employees, and the Company’s equity programs are a key component of its compensation structure. We also believe that employee ownership aligns employee interests with those of the stockholders and has contributed to Maxim Integrated’s success.

Types of Awards.

The 1996 Equity Plan provides for the grant of the following types of incentive awards: (1) stock options, (2) restricted stock units (including MSUs), and (3) restricted stock, which are each hereinafter referred to individually as an “Award.” Those who will be eligible for Awards under the 1996 Equity Plan include employees, directors and consultants who provide services to the Company and its parent and subsidiary companies.

Number of Shares of Common Stock Available Under the 1996 Equity Plan.

A total of 141,100,000 shares of the Company’s common stock is reserved for issuance under the 1996 Equity Plan subject to the adjustments described herein. Any shares subject to awards of restricted stock units and restricted stock will be counted against the share reserve as two (2) shares for every one (1) share subject to such award. Further, to the extent that a share that was subject to an award that counted as two (2) shares against the 1996 Equity Plan reserve pursuant to the preceding sentence is recycled back into the 1996 Equity Plan, the 1996 Equity Plan will be credited with two (2) shares that will thereafter be available for issuance under the 1996 Equity Plan.

If we experience a stock split, reverse stock split, stock dividend, spin-off, combination, or reclassification of our shares, or any other change or increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities), appropriate adjustments will be made, subject to any required action by the Company’s stockholders, to the number of shares available for issuance under the 1996 Equity Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the numerical per-person share limits for each type of Award, as appropriate to reflect the stock dividend or other change.

Maxim Integrated common stock covered by the 1996 Equity Plan may be either authorized but unissued shares or treasury shares. If there is a lapse, expiration, termination, or cancellation of any Award granted under the 1996 Equity Plan without the issuance of shares or payment of cash thereunder, or if shares are issued under any Award under the 1996 Equity Plan and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the shares subject to or reserved for such Award, or so retained or reacquired, may again be used for new Awards under the 1996 Equity Plan. Notwithstanding the foregoing, any shares of common stock of the Company tendered to or withheld by the Company (a) in connection with the exercise of options under the 1996 Equity Plan (or any other equity plans of the Company) or (b) for the payment of tax withholding on any award shall not be available for future issuance under the 1996 Equity Plan (or any other equity plans of the Company). In addition, the Company will be required to seek prior stockholder approval in order to conduct any award-for-award exchange offer or cash tender offer with respect to outstanding awards under the 1996 Equity Plan (or any other equity plans of the Company).

Administration.

The 1996 Equity Plan provides that the grant of Awards and other determinations under the 1996 Equity Plan shall be made by (1) the board of directors or (2) a committee designated by the board of directors (the “Administrator”) which, in the case of grants of Awards to employees who are officers of the Company, is constituted in a manner to permit the grants and related transactions under the 1996 Equity Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3 of the Exchange Act and which, in the case of grants to “covered employees,” is intended to constitute “performance-based compensation,” is made up solely of two (2) or more “outside directors” as such terms are defined under Section 162(m) of the Code. The Administrator has the authority to select employees, directors, and consultants to whom Awards may be granted; to determine the number of shares to be covered by each Award; and to determine the terms and conditions of any Award granted under the 1996 Equity Plan.

The Administrator has the authority, in its discretion, to select individuals for participation under the 1996 Equity Plan, determine the number of shares covered by each Award, to approve the forms of award agreements to be used, to determine the terms and conditions of any Award, to modify or amend the terms of any outstanding Award, to construe and interpret the terms of the 1996 Equity Plan and the Awards and to take such other action, not inconsistent with the terms of the 1996 Equity Plan as it deems appropriate, among the other enumerated powers in the 1996 Equity Plan.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 4 (continued)

Performance Based Compensation.

Section 162(m) of the Code limits the annual deduction a public corporation may claim for compensation paid to the Company’s Chief Executive Officer and to each of its next three (3) most highly compensated executive officers (other than the Chief Financial Officer) to $1 million, except in limited circumstances. One such exception is for “performance-based compensation,” which is defined as compensation paid solely on account of the attainment of one or more performance goals, but only if (1) the goals are determined by a compensation committee of the board of directors comprised of two (2) or more outside directors, (2) the material terms of the performance goals are disclosed to stockholders and approved by a majority vote before the remuneration is paid, (3) before the remuneration is paid, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied, and (4) limits are set on the number of Awards that any individual may receive. The 1996 Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

The 1996 Equity Plan limits the number of shares with respect to which incentive stock options and non-qualified stock options may be granted in any fiscal year of the Company to any participant to 4,000,000 shares and limits the number of shares with respect to which restricted stock units and restricted stock Awards may be granted in any fiscal year of the Company to any participant to 2,000,000 shares under each type of Award.

Eligibility.

All key employees and selected directors, other service providers, advisors and independent contractors of the Company and any parent or subsidiaries will be eligible to receive Awards under the 1996 Equity Plan, a total of approximately 2,600 individuals, including our executive officers and non-employee directors. Awards may be granted to eligible persons residing in foreign jurisdictions under additional terms and conditions to accommodate local laws and to provide such eligible persons favorable treatment under local laws, provided that no such terms are inconsistent with the 1996 Equity Plan.

Duration.

The 1996 Equity Plan will continue in effect until August 11, 2024, unless terminated earlier by the board of directors.

Corporate Transactions/Changes in Control/Subsidiary Dispositions.

The Administrator shall have the authority, exercisable either in advance of any actual or anticipated, or at the time of, an actual corporate transaction, change in control or subsidiary disposition and exercisable at the time of the grant of an Award under the 1996 Equity Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the 1996 Equity Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a corporate transaction, change in control or subsidiary disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the continuous status as an employee or service of the participant within a specified period following the effective date of the change in control or subsidiary disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a change in control or subsidiary disposition, shall remain fully exercisable until the expiration or earlier termination of the Award. Effective upon the consummation of a corporate transaction, all outstanding Awards under the 1996 Equity Plan shall terminate unless assumed by the successor company or its parent.

Options.

The 1996 Equity Plan provides that the purchase price of any stock option shall be at least one hundred percent (100%) of the fair market value of the Company common stock at the time the option is granted (or 110% in the case of any participant who owns 10% of the total combined voting power of all classes of the Company’s stock). Fair market value per share is defined in the 1996 Equity Plan and generally means the closing price per share on NASDAQ. The Administrator may provide for the payment of the purchase price in cash, by check, by delivery of other common stock of the Company having a market value equal to the purchase price of such shares, by delivery of an exercise notice accompanied by a copy of irrevocable instructions to a broker to deliver promptly to the Company proceeds to pay the purchase price, or any combination of the foregoing.

The maximum term of any option will be ten (10) years from the date it is granted, except that with respect to any participant who owns ten percent (10%) of the combined voting power of all classes of the Company’s stock, the term of an incentive stock option may not exceed five (5) years. Options are generally exercisable for a period of ninety (90) days after termination or retirement, 365 days after termination due to disability or 547 days after termination due to death.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 4 (continued)

Restricted Stock Units.

The Administrator is able to grant Awards of restricted stock units. Awards of restricted stock units vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals or based upon continued service. There are no minimum vesting requirements for restricted stock units. Upon satisfying the applicable vesting criteria, a participant is entitled to settlement of the underlying units. The Administrator may pay earned restricted stock units in cash, shares or a combination of both. Awards of restricted stock units may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Equity Plan and/or cash awards made outside of the 1996 Equity Plan. The Administrator will determine the number of units granted pursuant to an Award of restricted stock units, but no participant will be granted more than 2,000,000 units during any fiscal year.

Restricted Stock.

The Administrator is able to grant Awards of restricted stock. Awards of restricted stock represent unvested shares of Company common stock. Restricted stock vests in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals or based upon continued service. There are no minimum vesting requirements for Awards of restricted stock. Awards of restricted stock may be issued either alone, in addition to, or in tandem with other Awards granted under the 1996 Equity Plan and/or cash awards made outside of the 1996 Equity Plan Holders of shares of restricted stock may exercise full voting rights with respect to such shares and will also be entitled to receive all dividends paid with respect to such shares (however, if an dividends are paid in shares, the shares will be subject to the same restrictions as the shares of restricted stock with respect to which they were paid). The Committee will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a restricted stock Award to purchase or acquire more than 2,000,000 shares of common stock during any fiscal year.

Non-Employee Directors.

There is a limit of $550,000 on the compensation that can be awarded to a non-employee director in any given fiscal year, including the sum of (1) cash compensation/fees and (2) the value of Awards under the 1996 Equity Plan (based on the grant date fair value of the Awards for financial reporting purposes).

Performance Goals.

The performance goals applicable to an Award, as determined by the Administrator, may provide for a targeted level or levels of achievement using one or more of the following measures: cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholders’ equity; free cash flow, free cash flow per share; market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; share price; share price performance relative to one or more peer companies; share price performance relative to one or more indexes; total return to stockholders; or total return to stockholders relative to one or more peer companies or indexes. The performance goals for a participant will be determined by the Administrator based on the Company’s tactical and strategic objectives, which may differ from participant to participant and from Award to Award. The Administrator will timely determine whether to make any adjustments to the calculation of any performance goal with respect to any participant for any significant events or events that are unusual in nature or infrequent in occurrence and other non-recurring items affecting the Company and both before and after taking into account equity based compensation charges. In all other respects, the performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

Withholding

Prior to the delivery of any shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and right to withhold, or require the participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld. The Administrator may, in its sole discretion, permit the participant to satisfy such withholding obligation by paying cash, electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the amount required to be withheld, delivering to the Company already-owned shares having a fair market value equal to the amount required to be withheld, or selling a sufficient number of shares otherwise deliverable to the participant through such means as the Administrator may determine in its sole discretion equal to the amount required to be withheld.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 4 (continued)

Amendments and Discontinuance.

The 1996 Equity Plan is subject to amendment, suspension or termination by the Administrator at any time, and to the extent required to comply with applicable laws, the Company must obtain stockholder approval of any amendment in such manner and to such a degree as required. Any amendment, suspension or termination of the 1996 Equity Plan may not affect outstanding Awards unless mutually agreed otherwise in writing between the participant and the Administrator.

Repricing Options; Exchange Transactions.

The Administrator does not have the authority to “reprice” any outstanding option. For these purposes, to “reprice” an outstanding option means to amend any outstanding option to reduce the exercise price. In addition, the Administrator will be required to seek prior stockholder approval for conducting any award-for-award exchange offer or cash tender offer with respect to outstanding awards under the 1996 Equity Plan (or any other equity plans of the Company).

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee, director or consultant may receive under the 1996 Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As of the date of this proxy statement, only stock options, restricted stock units and market share units have been granted under the 1996 Equity Plan. The following table sets forth (1) the aggregate number of shares subject to options granted under the 1996 Equity Plan during the fiscal year ended June 25, 2016, (2) the aggregate number of restricted stock units granted under the 1996 Equity Plan during the fiscal year ended June 25, 2016 and (3) the aggregate number of market share units granted under the 1996 Equity Plan during the fiscal year ended June 25, 2016, where each unit represents a right to acquire one (1) share of common stock.

Name of Individual or Group	Number of Options Granted	Number of Restricted Stock Units Granted	Number of Market Share Units Granted
Tunç Doluca	—	39,052	56,924
Bruce E. Kiddoo	—	21,120	24,840
Vivek Jain	—	15,620	22,772
Christopher J. Neil	—	9,940	14,492
Edwin B. Medlin	—	11,360	16,560
All current executive officers, as a group	—	104,192	145,940
All current directors who are not executive officers, as a group	—	33,600	—
All employees, including all current officers who are not executive officers, as a group	—	2,768,181	215,744

Federal Income Tax Consequences

Non-qualified Stock Options.

Under existing law and regulations, the grant of non-qualified stock options with an exercise price equal to the fair market value of the underlying stock on the date of grant will not result in income taxable to the participant. However, the exercise of such a non-qualified stock option results in taxable ordinary income to the holder and will be subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the difference between the fair market value of the shares purchased and the exercise price. Any gain or loss on the participant’s subsequent disposition of the shares of Maxim Integrated common stock will receive long-term or short-term capital gain or loss treatment, depending on whether the shares are held for more than one (1) year following exercise. The Company does not receive a tax deduction for any such gain realized by the holder.

Incentive Stock Options.

A participant recognizes no income when an incentive stock option is granted or exercised. However, the difference between the fair market value of the shares on the date of exercise and the option price is classified as an item of adjustment in the year of exercise for purposes of the participant’s alternative minimum tax.

If the participant does not dispose of the shares received on exercise of an incentive stock option prior to two (2) years from the date of grant and one (1) year from the date of exercise of the stock option, any gain realized by the holder on the disposition of the stock will be accorded

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 4 (continued)

long-term capital gain treatment, and no deduction will be allowed to the Company. If either holding period requirement is not satisfied, the participant will recognize ordinary income at the time of such “disqualifying disposition” equal to the lesser of (1) the gain realized on the disposition, or (2) the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to an income tax deduction equal to the amount of such ordinary income recognized by the participant. Any additional gain or loss on the disqualifying disposition not reflected above would be long-term or short-term capital gain, depending on whether the shares are held for more than one (1) year following exercise.

Restricted Stock and Restricted Stock Units.

A participant generally will not have taxable income at the time an Award of restricted stock and restricted stock units is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (1) freely transferable or (2) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may instead elect to recognize income at the time he or she receives the Award of restricted stock in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted. The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income.

Tax Effects to the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 1996 Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its three (3) most highly compensated other executive officers other than the Chief Financial Officer. In general under Section 162(m) of the Code, the annual compensation paid to any of these executives is deductible only to the extent that it does not exceed $1,000,000. The Company can, however, preserve the deductibility of certain compensation in excess of $1,000,000 under the 1996 Equity Plan if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 1996 Equity Plan, setting limits on the number of Awards that any individual may receive, and, for Awards other than certain types of stock options, establishing performance criteria that must be met before the Award actually vests or is paid. The 1996 Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with those Awards.

The foregoing discussion of the federal income tax aspects of Awards under the 1996 Equity Plan is based upon federal income tax laws in effect on the date of this proxy statement. The foregoing discussion is not a complete description of the federal income tax aspects of options under the 1996 Equity Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable to any options. Participants in the 1996 Equity Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes. Each participant in the 1996 Equity Plan is strongly advised to consult with his or her personal tax advisor regarding participation in the 1996 Equity Plan.

* * *

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 5

RATIFICATION AND APPROVAL OF AN AMENDMENT TO MAXIM INTEGRATED’S BYLAWS TO DESIGNATE DELAWARE AS THE EXCLUSIVE FORUM FOR THE ADJUDICATION OF CERTAIN LEGAL DISPUTES

At the 2016 Annual Meeting, stockholders will be asked to ratify and approve an amendment to Maxim Integrated’s Bylaws that, if adopted, would designate Delaware as the exclusive forum for the adjudication of certain legal actions involving the Company. Specifically, if this proposal is approved by stockholders, the Bylaws will be amended to insert a new provision as Article XII in the Bylaws and to make appropriate conforming changes (the “Amendment”). The Amendment has been approved by the board of directors. The text of the new Article XII, as proposed, would be as follows:

EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of these Bylaws.

Reasons for the Amendment

The board of directors has carefully considered the proposed Amendment and concluded that adopting the Amendment is in the best interests of the Company and its stockholders for the following reasons:

(i)	the Amendment provides that all intra-corporate disputes will be litigated in the State of Delaware, where the Company is incorporated and whose law governs such disputes;

(ii)	the Delaware courts have developed considerable expertise in dealing with corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance;

(iii)	Delaware’s well-developed body of case law would provide stockholders with more certainty about the outcome of intra-corporate disputes;

(iv)	the Amendment will help the Company avoid multiple lawsuits in multiple jurisdictions on the same matter, thus saving significant costs and effort in addressing cases brought in multiple jurisdictions;

(v)	the Amendment will reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, even though each jurisdiction purports to follow Delaware law;

(vi)	the Amendment could help the Company avoid the risk that Delaware law would be misapplied by a court in another jurisdiction;

(vii)	the Amendment will only regulate the forum where our stockholders may file claims relating to the specified intra-corporate disputes; it does not restrict the ability of our stockholders to bring such claims, nor does it affect the remedies available if such claims are ultimately successful; and

(viii)	the Company will retain the ability to consent to an alternative forum in appropriate circumstances where the Company determines that its interests and those of its stockholders are best served by permitting a particular dispute to proceed in a forum other than Delaware.

The board of directors is seeking stockholder approval for the Amendment based on the following:

(i)	the board of directors’ belief that such a provision is in the best interests of our stockholders;

(ii)	specific feedback sought and received from some of our larger stockholders on this topic; and

(iii)	the board of directors’ own determination that the approval of stockholders should be sought because of the importance of the issue.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 5 (continued)

Additionally, the board of directors is increasingly concerned about recent trends in lawyer-driven shareholder litigation relating to mergers and acquisitions or in connection with other matters submitted for stockholder approval. Such cases are typically filed in the state court where the defendant company is headquartered or where one or more of the plaintiff shareholders are domiciled, rather than the state where the company is incorporated, thus requiring a court less familiar with the laws of the state of incorporation to interpret and apply those laws.

The board of directors understands that such a provision may limit a stockholder’s ability to bring certain claims in a judicial forum that the stockholder finds favorable and therefore the exclusive forum provision may discourage lawsuits with respect to such claims. However, as noted above, the exclusive forum bylaw only regulates the forum where stockholders may file claims relating to the specified intra-corporate disputes. Our Bylaws does not restrict the ability of stockholders to bring such claims, nor the remedies available if such claims are ultimately successful. Also, our Bylaws permits the Company to consent to an alternative forum if the Company determines that such other forum is in the best interests of the Company’s stockholders.

The board of directors is also aware that certain proxy advisors, and even some institutional holders, take the view that they will not support an exclusive forum clause until the company requesting it can show it already has suffered material harm as a result of multiple stockholder suits filed in different jurisdictions regarding the same matter. The board of directors believes that it is more prudent and in the best interests of stockholders to take preventive measures before the Company and the interests of most of its stockholders are materially harmed by the increasing practice of the plaintiff’s bar to file claims in multiple jurisdictions. It is important to note that the Amendment is not being proposed in anticipation of or reaction to any specific litigation or transaction; rather, the Amendment is being proposed on a prospective basis to prevent potential future harm to the Company and its stockholders.

The board of directors is committed to strong corporate governance practices, including a board of directors that is substantially comprised of independent directors elected on an annual basis, a majority vote standard in uncontested director elections, an independent Chairman of the Board, stockholders’ ability to call special meetings, stockholders’ right to act by written consent, and the absence of a “poison pill.”

Although exclusive forum provisions such as the one we are proposing are becoming increasingly common, and we know of no reason a court in another state would not be willing to enforce its terms, we cannot be sure that all state courts would enforce the provision and transfer any covered proceeding to the Delaware courts.

After considering the foregoing, the board of directors believes the Amendment is in the best interests of the Company and its stockholders and recommends that our stockholders ratify and approve the Amendment. If approved by our stockholders, the Amendment will be immediately effective. If the Amendment is not approved, the board of directors will reconsider whether the Amendment is in the best interests of the Company and its stockholders and conduct further outreach to stockholders on this topic.

Required Vote

Ratification and approval of the Amendment to our Bylaws requires the affirmative vote of a majority of the outstanding common stock. Unless otherwise marked, all properly signed and returned proxies will be voted “FOR” Proposal No. 5.

Recommendation

Our board of directors recommends a vote “FOR” the ratification and approval of the Amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes.

* * *

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 6

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 14A of the Securities Exchange Act of 1934 enables Maxim Integrated stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules.

Maxim Integrated has a “pay-for-performance” compensation philosophy that forms the foundation of Maxim Integrated’s decisions regarding compensation of its Named Executive Officers. A significant portion of each Named Executive Officer’s compensation is tied to performance and is structured to ensure that there is an appropriate balance between long-term and short-term performance, and also a balance between operational performance and stockholder return. This compensation philosophy, and the program structure approved by the Compensation Committee (including its sub-committee, the Equity Grant Sub-Committee), is central to Maxim Integrated’s ability to attract, retain, motivate, and reward the best and brightest executives who have the talent and experience to achieve our goals. This approach has resulted in Maxim Integrated’s ability to attract and retain the executive talent necessary to guide Maxim Integrated. Please see “Compensation Discussion and Analysis” contained in this proxy statement for an overview of the compensation of Maxim Integrated’s Named Executive Officers.

We are asking for stockholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which disclosures include the disclosures under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion accompanying these tables. We have elected to hold this non-binding advisory vote on executive compensation annually. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. We believe that our executive compensation policies and programs serve the interests of our stockholders and that the compensation received by our executive officers is commensurate with the performance and strategic position of Maxim Integrated.

This vote is advisory and therefore not binding on Maxim Integrated, the Compensation Committee (including its sub-committee, the Equity Grant Sub-Committee), or the board of directors. The board of directors and the Compensation Committee value the opinions of Maxim Integrated stockholders and to the extent there is any significant vote against the Named Executive Officers compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

Advisory approval of this proposal requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless otherwise marked, all properly signed and returned proxies will be voted “FOR” advisory approval of Proposal No. 6.

Recommendation

Our board of directors recommends a vote “FOR” the approval of the compensation of Maxim Integrated’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

* * *

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 6 (continued)

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information regarding the ownership of Maxim Integrated’s common stock as of June 25, 2016, the last day of fiscal year 2016, by: (1) each current director; (2) each current Named Executive Officers; (3) all executive officers and directors as a group; and (4) all those known by Maxim Integrated to be beneficial owners of more than five percent (5%) of its common stock. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total (%)
5% Shareholders:
FMR LLC (Fidelity Management & Research Company)(2)	24,912,657	8.8
Wellington Management Group LLP(3)	22,156,014	7.8
Dodge & Cox(4)	21,876,261	7.7
The Vanguard Group(5)	20,484,960	7.2
BlackRock Inc.(6)	14,310,737	5.0
Directors:
Tracy C. Accardi, Director	—	*
James R. Bergman, Director(7)	148,849	*
Joseph Bronson, Director(8)	39,200	*
Robert E. Grady, Director(9)	91,675	*
William P. Sullivan, Director(10)	9,800	*
William D. Watkins, Director(11)	73,061	*
A.R. Frank Wazzan, Director(12)	148,082	*
MaryAnn Wright, Director	—	*
Named Executive Officers:
Tunç Doluca, President, Chief Executive Officer and Director(13)	2,048,233	*
Bruce E. Kiddoo, Senior Vice President and Chief Financial Officer(14)	276,527	*
Edwin B. Medlin, Senior Vice President and General Counsel(15)	166,857	*
Vivek Jain, Senior Vice President, Technology and Manufacturing Group(16)	137,839	*
Christopher J. Neil, Senior Vice President, Head of Maxim Ventures(17)	405,671	*
All executive officers and directors as a group (14 persons)(18)	3,645,400	1.3

*	Less than one percent
(1)	This table is based upon information supplied by officers, directors, principal stockholders and Maxim Integrated’s transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is c/o Maxim Integrated Products, Inc., 160 Rio Robles, San Jose, California 95134. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 283,909,043 shares outstanding on June 25, 2016 adjusted as required under rules promulgated by the SEC.
(2)	Based solely on information provided by FMR LLC (“FMR”) in a Schedule 13G filed with the SEC on February 12, 2016. Fidelity Management & Research Company is a wholly-owned subsidiary of FMR LLC and carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR is 245 Summer Street, Boston, MA 02210.
(3)	Based solely on information supplied by Wellington Management Group LLP (“WMG”) in a Schedule 13G filed with the SEC on February 11, 2016. The address of WMG is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(4)	Based solely on information supplied by Dodge & Cox in a Schedule 13G filed with the SEC on February 12, 2016. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(5)	Based solely on information supplied by The Vanguard Group in a Schedule 13G filed with the SEC on February 10, 2016. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(6)	Based solely on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G filed with the SEC on February 9, 2016. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(7)	Includes (i) 30,849 shares subject to options exercisable within 60 days of June 25, 2016, (ii) 1,400 restricted stock units that vest within 60 days of June 25, 2016, and (iii) 20,000 shares held by the Bergman Family Foundation for which Mr. Bergman disclaims beneficial ownership.
(8)	Includes (i) 18,025 shares subject to options exercisable within 60 days of June 25, 2016, (ii) 1,400 restricted stock units that vest within 60 days of June 25, 2016, (iii) 400 shares held in custodian accounts, and (iv) 3,775 shares held by trust.
(9)	Includes (i) 43,673 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 1,400 restricted stock units that vest within 60 days of June 25, 2016.
(10)	Includes (i) 4,200 restricted stock units that vest within 60 days of June 25, 2016.
(11)	Includes (i) 37,261 shares subject to options exercisable within 60 days of June 25, 2016, (ii) 1,400 restricted stock units that vest within 60 days of June 25, 2016 and (iii) 21,250 shares held by trust.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proposal No. 6 (continued)

(12)	Includes (i) 30,849 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 1,400 restricted stock units that vest within 60 days of June 25, 2016.
(13)	Includes (i) 535,828 shares subject to options exercisable within 60 days of June 25, 2016, (ii) 9,500 market share units that vest within 60 days of June 25, 2016 and (iii) 1,368,853 shares held by trust.
(14)	Includes (i) 133,426 shares subject to options exercisable within 60 days of June 25, 2016, (ii) 3,750 restricted stock units that vest within 60 days of June 25, 2016 and (iii) 80,731 shares held by trust.
(15)	Includes (i) 100,302 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 4,000 restricted stock units that vest within 60 days of June 25, 2016.
(16)	Includes (i) 67,364 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 3,750 restricted stock units that vest within 60 days of June 25, 2016.
(17)	Includes (i) 263,972 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 3,750 restricted stock units that vest within 60 days of June 25, 2016.
(18)	Includes (i) 1,296,561 shares subject to options exercisable within 60 days of June 25, 2016 and (ii) 37,638 restricted stock units and market share units that vest within 60 days of June 25, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than ten percent (10%) of a registered class of Maxim Integrated’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Maxim Integrated. Officers, directors, and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on a review of the copies of such reports furnished to Maxim Integrated and written representations that no other reports were required, during the fiscal year ended June 25, 2016, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent (10%) beneficial owners were complied with. The Company files the Section 16 reports on behalf the Company’s directors and executive officers.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Certain Relationships and Related

Transactions

Related Transactions

During the fiscal year ended June 25, 2016, Robert Bergman, the son of James R. Bergman, a member of our board of directors, was employed by Bedrock Automation Platforms, Inc. (“Bedrock”). Bedrock is an independent subsidiary of the Company engaged in a line of business separate and distinct from the Company’s primary business. Robert Bergman received approximately $290,000 in aggregate cash compensation from Bedrock in fiscal year 2016. Maxim Integrated does not believe Bedrock or Robert Bergman to be a related party with respect to this transaction.

Maxim Integrated has entered into indemnification agreements with certain of its current and former directors and executive officers. The indemnification agreements provide, among other things, that Maxim Integrated will indemnify each of its directors and officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines, and settlements each may be required to pay in actions or proceedings to which he or she may be made a party by reason of his or her position or positions as a director, officer or other agent of Maxim Integrated, and otherwise to the fullest extent permitted under Delaware law and Maxim Integrated’s Bylaws.

Review, Approval or Ratification of Related Party Transactions

The Audit Committee Charter provides for the Audit Committee to review and approve all related party transactions for potential conflicts of interest on an ongoing basis (if such transactions are not approved by another independent body of the board of directors). Related party transactions include, for purposes of the Audit Committee review, without limitation, transactions involving Maxim Integrated and any director, executive officer, beneficial owner of more than five percent (5%) of Maxim Integrated common stock, any immediate family member of any such person, or any firm, corporation, partnership, or other entity in which any such person is employed or any such person has a five percent (5%) or greater beneficial ownership interest. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all relevant facts and circumstances it deems relevant, including, without limitation, the nature of the related party’s interest in the transaction, the benefits to Maxim Integrated of the transaction, whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Maxim Integrated and its stockholders, the potential impact of such transaction on a director’s independence, and whether the transaction is on terms no less favorable than terms that may be available in a transaction with an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. Maxim Integrated will disclose the terms of related person transactions in its filings with the SEC to the extent required.

The terms of the sale of products and the employment of the individuals described above under the heading “Related Transactions” were not specifically approved by the Audit Committee because such terms (including compensation terms) were, and continue to be, consistent and commensurate with those of other similarly situated customers and employees of Maxim Integrated.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation

Executive Officers

The following is information regarding our executive officers, including their positions and their ages as of October 3, 2016.

Name	Age	Position
Tunç Doluca	58	President and Chief Executive Officer
Bruce E. Kiddoo	55	Senior Vice President and Chief Financial Officer
Edwin B. Medlin	59	Senior Vice President and General Counsel
Vivek Jain	56	Senior Vice President, Technology and Manufacturing Group
Christopher J. Neil	50	Senior Vice President, Head of Maxim Ventures
Steven Yamasaki	62	Vice President, Human Resources

Tunç Doluca has served as a director of Maxim Integrated as well as the President and Chief Executive Officer since January 2007. He joined Maxim Integrated in October 1984 and served as Vice President from 1994 to 2004. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions. Mr. Doluca holds a BSEE degree from Iowa State University and an MSEE degree from the University of California, Santa Barbara.

Bruce E. Kiddoo joined Maxim Integrated in September 2007 as Vice President of Finance. On October 1, 2008, Mr. Kiddoo was appointed Chief Financial Officer and Principal Accounting Officer of Maxim Integrated and was appointed Senior Vice President in September 2009. Prior to joining Maxim Integrated, Mr. Kiddoo held various positions at Broadcom Corporation, a global semiconductor company, beginning in December 1999. Mr. Kiddoo served as Broadcom’s Corporate Controller and Principal Accounting Officer from July 2002 and served as Vice President from January 2003. He also served as Broadcom’s Acting Chief Financial Officer from September 2006 to March 2007. Mr. Kiddoo holds a BS degree in Applied Science from the United States Naval Academy and an MBA degree from the College of William & Mary.

Edwin B. Medlin joined Maxim Integrated in November 1999 as Director and Associate General Counsel. He was promoted to Vice President and Senior Counsel in April 2006, was appointed General Counsel in September 2010, and he was promoted to Senior Vice President and General Counsel in May 2015. Prior to joining Maxim Integrated, he was with the law firm of Ropers, Majeski, Kohn and Bentley between 1987 and 1994 where he held various positions, including director. Between 1994 and 1997, he held the positions of General Counsel, and later, General Manager, at Fox Factory, Inc., a privately held manufacturing company. Between 1997 and 1999 he held the positions of General Counsel and later, Vice President of Global Sales and Marketing, at RockShox, Inc., a publicly traded corporation. Mr. Medlin holds a degree in Economics from the University of California, Santa Barbara, and a Juris Doctorate from Santa Clara University.

Vivek Jain joined Maxim Integrated in April 2007 as Vice President responsible for our wafer fabrication operations. In June 2009, Mr. Jain was promoted to Senior Vice President with expanded responsibility for managing test and assembly operations in addition to wafer fabrication operations. Prior to joining Maxim Integrated, Mr. Jain was with Intel Corporation as Plant Manager for Technology Development and Manufacturing Facility in Santa Clara, California from 2000. Mr. Jain holds a BS degree in Chemical Engineering from the Indian Institute of Technology at New Delhi, an MS degree in Chemical Engineering from Penn State University, and an MS degree in Electrical Engineering from Stanford University.

Christopher J. Neil joined Maxim Integrated in September 1990, was promoted to Vice President in April 2006, was named Division Vice President in September 2009 and was promoted to Senior Vice President in September 2011. In May 2015, Mr. Neil was appointed to create and lead Maxim Ventures, the Company’s venture arm. Prior to 2006, he held several engineering and executive management positions. Mr. Neil holds BSEE and MSEE degrees from the Massachusetts Institute of Technology.

Steven Yamasaki joined Maxim Integrated in April 2010 as Vice President of Human Resources. Prior to joining Maxim Integrated, he was Corporate Vice President of Human Resources of Applied Materials from 2008 to 2010, and was Executive Vice President of Human Resources of YRC Worldwide from 2004 to 2008. Before joining YRC Worldwide, Mr. Yamasaki was Vice President of Human Resources at ConAgra Foods Inc. and Honeywell International. Mr. Yamasaki has a Bachelor of Business Administration degree from the University of Michigan.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion

and Analysis

The following discussion and analysis of compensation arrangements of our Chief Executive Officer (“CEO”), Chief Financial Officer, and other three (3) most highly compensated executive officers during fiscal year 2016 (the “Named Executive Officers”) should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence with our compensation philosophy. Currently, we have six executive officers, five of whom are our Named Executive Officers. Details of fiscal 2016 compensation for our Named Executive Officers can be found in the Summary Compensation Table.

This Compensation Discussion and Analysis provides a review of our executive compensation philosophy, policies and practices for our executive officers and how it applies to our Named Executive Officers specifically. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. In this Compensation Discussion and Analysis, we address why we believe our executive compensation program is appropriate for us and our stockholders and explain how executive compensation is determined.

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are as follows:

•	to attract, retain, motivate, and reward the best and brightest executives who have the talent and experience required to achieve our goals;
•	to align the short-term and long-term interests and objectives of our executive officers with our stockholders;
•	to create a high-performance culture by linking total rewards to Company performance, including performance relative to our peers;
•	to recognize our executives for their contributions to our success by rewarding individual performance; and
•	to ensure that our executive compensation program is easily understood by program participants.

We accomplish these objectives by providing our executive officers with compensation components that are specifically linked to either short-term or long-term corporate and executive performance. The majority of our executive compensation is short-term or long-term variable compensation. The principal components of our executive compensation are:

•	base salary;
•	cash performance bonuses; and
•	equity awards (in the form of restricted stock units and market share units).

Each of these components is intended to achieve one or more of our compensation objectives. The Compensation Committee relies on its judgment in determining the appropriate mix of cash and equity compensation for our executive officers. In general, to encourage a high-performance culture and to align the interests of our executive officers with those of our stockholders, the Compensation Committee makes a significant portion of each executive officer’s compensation performance-based with cash performance bonuses and equity awards, while generally keeping base salaries below competitive levels. Our variable cash and equity programs are designed to reward recent performance with cash compensation and to motivate long-term performance and retention through equity awards. Both programs are also designed to reward our executive officers both for individual and overall corporate performance. Such a structure allows the Compensation Committee flexibility to reward outstanding individual performance and to recognize the contributions of our executive officers to the overall success of Maxim Integrated.

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Compensation Discussion and Analysis (continued)

Best Practices Followed at Maxim Integrated

Tax Considerations

Section 162(m) of the Code states that public companies cannot deduct compensation paid to certain of its top executive officers in excess of $1 million per officer per year. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). However, the Compensation Committee also retains the discretion to provide compensation that may not be fully deductible. There is no guarantee that all compensation paid by the Company will be compliant with Section 162(m) of the Code. The Compensation Committee may decide, in its discretion, to pay incentive-based compensation or grant equity awards that do not qualify for the “performance-based compensation” exception, or that may not be deductible for purposes of Section 162(m) of the Code, if it determines that this is in the best interests of the Company and its stockholders. In a few instances, a portion of our annual bonus payments to certain of our executive officers does not currently qualify as deductible under Section 162(m), and restricted stock units do not qualify as deductible under Section 162(m). The Compensation Committee will continue to evaluate whether it is in Maxim Integrated’s best interest to qualify future incentive awards under Section 162(m). Our 1996 Equity Plan has been structured with the intention that stock options and MSUs granted under the plan be qualified as performance-based compensation not subject to Section 162(m).

Stock Ownership Guidelines

We have stock ownership guidelines for our CEO and members of our board of directors. These guidelines require our CEO to own shares of common stock with a value of at least four (4) times his annual base salary and our outside board members to own shares of common stock with a value of at least three (3) times the annual retainer paid to non-employee directors. Our stock ownership guidelines are available on the Investor Relations section of our website at http://investor.maximintegrated.com/corporate-governance.

Executive Compensation Recoupment Policy

The Company has a policy that provides that in the event of a material restatement of its financial results due to misconduct, the Compensation Committee shall review the facts and circumstances and take actions it considers appropriate with respect to the compensation of any executive officer whose fraud or willful misconduct contributed to the need for such restatement. Such actions may include, without limitation, seeking reimbursement of any bonus paid to such executive officer exceeding the amount that, in the judgment of the Compensation Committee, would have been paid had the financial results been properly reported.

Hedging Prohibition and Restrictions on Pledging Company Securities

The Company has a policy that prohibits all of its executive officers and members of the board of directors from engaging in hedging transactions involving the Company’s securities as well as limiting the amount of Company securities that the board of directors and executive officers may pledge. This policy is described in the “Corporate Governance and Board of Directors Matters” section of this Proxy Statement above. No shares of the Company have been pledged by any of the Company’s executive officers or members of the board of directors.

Governance of Executive Officer Compensation Program

Role and Members of the Compensation Committee

The members of our Compensation Committee are appointed by our board of directors. The Compensation Committee is responsible for determining executive officer compensation. As of the record date, the Compensation Committee was comprised of four (4) members of the board of directors, Tracy C. Accardi, James R. Bergman, Robert E. Grady, and A. R. Frank Wazzan, each of whom is an independent, non-employee director. Ms. Accardi was appointed to the Compensation Committee in August 2016. Since March 2007, Dr. Wazzan has served as Chairman of the Compensation Committee.

The primary purpose of the Compensation Committee is to:

•	review and approve corporate goals and objectives relevant to the compensation of our CEO and certain other executive officers, evaluate CEO performance, and determine CEO compensation based on this evaluation;
•

approve and oversee, in consultation with our CEO, the total compensation package for certain executive officers, including their base salaries, cash performance bonuses, equity awards, severance benefits and change-in-control benefits (if any);

•	approve compensation decisions applicable to our executive officers;
•	review periodically and make recommendations to the board of directors regarding any equity or long-term compensation plans, and administer these plans; and
•	make recommendations to the board of directors with respect to compensation for members of the board of directors and its committees.

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Compensation Discussion and Analysis (continued)

The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The Compensation Committee periodically reviews the charter and recommends proposed changes to the board of directors for approval. The Compensation Committee charter is available on our website in the Corporate Governance section at http://investor.maximintegrated.com/corporate-governance. The charter sets forth the membership requirements, authority and duties of the Compensation Committee, which shall consist of no fewer than two (2) members, all of whom (i) meet the independence requirements of the NASDAQ rules, (ii) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Code. During fiscal year 2016, and currently, all members of the Compensation Committee met these criteria.

Process for Evaluating Executive Officer Performance and Compensation

The Compensation Committee generally holds at least three (3) scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues. The Compensation Committee Chairman will also provide an update to the board of directors during a regularly scheduled meeting regarding Compensation Committee matters when appropriate. In addition, members of the Compensation Committee communicate on an informal basis concerning Compensation Committee matters throughout the fiscal year. The Compensation Committee may also consider and take certain actions by unanimous written consent. In fiscal year 2016, the Compensation Committee, including its two-person Equity Grant Sub-Committee, held fourteen (14) meetings and did not take any actions by unanimous written consent.

Our Vice President of Human Resources and our Corporate Secretary support the Compensation Committee in its work. The Compensation

Committee also has the authority to engage the services of outside advisors, experts and others for assistance.

Outside Compensation Consultant

In fiscal year 2016, the Compensation Committee engaged an independent, compensation consulting firm, Compensia, to advise the Compensation Committee and the board of directors on executive cash and equity compensation matters as well as board and board committee compensation. Compensia reports directly to the Compensation Committee, and the Compensation Committee has sole authority to hire, terminate and direct the work of Compensia. The Compensation Committee has assessed the independence of Compensia pursuant to the NASDAQ rules and concluded that Compensia’s work for the Compensation Committee does not raise any conflicts of interest. For further discussion of the role of the Compensation Committee in the executive compensation decision-making process, and for a description of the nature and scope of Compensia’s assignment, see “Executive Compensation Benchmark” below.

Role of Management in Executive Compensation Process

The Compensation Committee seeks input from our CEO and the Vice President of Human Resources to obtain recommendations with respect to our compensation programs, practices and packages for executive officers. Our CEO’s role in the compensation-setting process consists of (i) evaluating executive and employee performance; (ii) assisting in the establishment of business performance targets and objectives; and (iii) recommending salary levels and equity awards. While the Compensation Committee may discuss our CEO’s compensation package with him, it meets in executive session in his absence to determine his compensation.

Executive Compensation Benchmark

In September 2015, based on the recommendations of Compensia, and in consultation with our CEO and Vice President of Human Resources, the Compensation Committee approved a compensation peer group to be used for benchmarking and for setting executive compensation for fiscal year 2016. In determining the appropriate compensation peer group, the Compensation Committee considered companies within the semiconductor industry that have revenue, number of employees, and operations similar to our corresponding components. Many of the companies in this peer group compete with us for executive talent. Periodically, the Compensation Committee will review and update the compensation peer group as appropriate.

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Compensation Discussion and Analysis (continued)

The compensation peer group members for fiscal year 2016 are as follows:

Altera Corporation Analog Devices Atmel Fairchild Semiconductor Freescale Semiconductor Intersil KLA-Tencor Lam Research Linear Technology Marvell Technology Group	Microchip Technology NVIDIA ON Semiconductor Qorvo Skyworks Solutions Semtech Silicon Labs Texas Instruments Xilinx

The Compensation Committee included Texas Instruments (a much larger company), Semtech and Silicon Labs in the peer group for reference purposes only as each compete with us for executive talent.

The Compensation Committee does not target pay at a specific target percentile. Rather, the Compensation Committee believes that fixed compensation (primarily base salary) should be relatively modest and that variable compensation (primarily annual bonus and long-term incentive opportunities) should provide meaningful upside opportunities tied to performance. In addition, the Compensation Committee believes compensation opportunities should reflect Company performance, individual roles and performance and retention factors. Consistent with the foregoing, when setting each compensation component and total compensation opportunities, the Compensation Committee considers the following factors in addition to competitive market data:

•	the Company’s overall performance relative to peers and established objectives;
•	each individual’s skills, job scope, experience, and qualifications relative to other similarly-situated executives at peer companies;
•	the Company’s internal value for a position relative to other positions or market practices;
•

a subjective assessment of each individual’s contributions to the Company’s overall performance, ability to lead his or her business unit or function, work as part of a team, and reflect the Company’s core values; and

•	the Company’s ability to retain “critical talent.”

These factors provide the framework for our Compensation Committee’s decision-making. No single factor above is determinative in setting pay levels, nor is the impact of any one factor on the determination of pay levels quantifiable.

Evaluation of Named Executive Officer Compensation

Fiscal 2016 Compensation Plan for Executive Officers—Advisory Vote on Executive Compensation

At our 2014 and 2015 Annual Meetings of Stockholders, approximately 83% and 80%, respectively, of the votes with respect to the advisory proposal on the compensation of our named executive officers were voted in favor of our executive compensation program described in the applicable year’s proxy statement. The Compensation Committee considered these results and, in light of the strong support we received from our stockholders with respect to our 2014 and 2015 executive compensation programs, the Compensation Committee did not believe that any significant changes were necessary or advisable with respect to the 2016 executive compensation program. Further, this consideration did not affect our executive compensation decisions and policies for fiscal 2016.

Consequently, the 2016 executive compensation program was similar to the 2015 executive compensation program, except the Compensation Committee decided to remove selected relative stock price growth as a program metric.

Base Salary

Base salaries are used to attract, motivate, and retain highly qualified executives. Base salary is the primary fixed component of compensation in the executive compensation program and, in addition to the broader principles summarized above, is determined by:

•	level of responsibility and company impact;
•	pay levels of similar positions in our peer group;
•	expertise and experience of the executive; and
•	competitive conditions in the industry.

Annual base salary increases, if any, are, in addition to the broader principles summarized above, a reflection of:

•	the individual’s performance for the preceding year;
•	the Company’s performance;
•	the individual’s pay level relative to similar positions in our peer group;
•	anticipated future contributions of the executive; and
•	competitive conditions in the industry.

For the Named Executive Officers, base salaries are relatively modest compared to the base salaries paid to similarly situated executives in the compensation peer group companies.

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Compensation Discussion and Analysis (continued)

Fiscal 2016 Base Salary Actions

The Compensation Committee, after a review of individual and overall company performance, as well as market practices for executive compensation, approved base salary increases for our Named Executive Officers as set forth in the table below:

Named Executive Officer	Title	Annualized 2016 Base Salary ($)	% Increase from 2015
Tunç Doluca	President and Chief Executive Officer	600,000	1.7
Bruce E. Kiddoo	Senior Vice President and Chief Financial Officer	410,000	2.5
Edwin B. Medlin	Senior Vice President and General Counsel	370,000	—
Vivek Jain	Senior Vice President, Technology and Manufacturing Group	410,000	2.5
Christopher J. Neil	Senior Vice President, Head of Maxim Ventures	410,000	—

Fiscal 2016 Annual Cash Performance Bonuses under 2016 Compensation Plan

In September 2015, the Compensation Committee approved a cash incentive compensation plan for our CEO and all officers reporting to our CEO, including the Named Executive Officers, applicable to fiscal year 2016 performance. The following is a description of the fiscal year 2016 annual bonus pool:

•	Target Bonus Pool Size: The target aggregate cash bonus pool is an amount equal to 0.8% of the Company’s operating income as determined under GAAP, excluding the effect of special items.
•	Target Operating Income: The target operating income at the beginning of fiscal year 2016 was approximately $674 million.
•	Target Total Bonus Pool: The aggregate target cash bonus available for distribution to our CEO and all officers reporting to our CEO, including the Named Executive Officers, was $5.4 million.
•

No Annual Cash Bonus: In the event actual fiscal year 2016 operating income (excluding the impact of special items) is less than fifty percent (50%) of target operating income (excluding the impact of special items) of $674 million, no annual cash bonus will be payable to the executive officers.

•	Cap on Annual Cash Bonus: In no event will the annual cash performance bonus payable to an executive officer exceed 200% of an executive officer’s annual target performance bonus amount.
•

Adjusted +/-20% Linearly: The annual cash performance bonus payable to an executive officer may be adjusted +/-20% linearly based on individual performance. Additionally, our CEO’s individual performance includes product development metrics.

The chart below depicts the calculation of the aggregate bonus pool to be distributed to our CEO and all officers reporting to our CEO:

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Compensation Discussion and Analysis (continued)

Selection of Operating Income and Modulators of Bonus Pool

We selected operating income as the primary program metric (as a basis to determine the overall size of the cash bonus pool) because we deem it to be an objective and clear measure of our operating performance. It demonstrates efficiency of company performance and aligns financial reporting with compensation calculations and cannot be easily manipulated. We selected product development execution metrics to measure top-line growth and productivity.

Impact Points, Allocation of Bonus Pool to Executive Officers

Each executive officer’s share of the bonus pool is dependent upon his or her impact points, which are determined at the beginning of the fiscal year and subject to adjustment following the completion of the fiscal year. The number of impact points is based in part on the executive officer’s level of responsibility and relative value of the executive officer’s impact on Maxim Integrated’s performance as compared to the other executive officers for the fiscal year. Impact points are expressed as a percentage of the pool. Each participant’s share of the bonus pool equaled the product of (a) the percentage determined by taking his or her total impact points, as approved by the Compensation Committee at the end of the fiscal year, and dividing them by the total number of impact points allocated to all executive officers, (b) their individual performance, which is measured as a percentage of the executive officer’s performance goals met over the period, and (c) the bonus pool calculated as described above.

Formula to Calculate Individual Bonuses:

Individual Impact Points %	X	Individual Performance %	X	Performance Bonus Pool	=	Performance Bonus

Actual Results for Fiscal Year 2016 under Cash Bonus Pool and Bonus Payouts to Executive Officers

In September 2016, the Compensation Committee approved cash bonuses for our CEO and officers reporting to our CEO, including the Named Executive Officers, for their performance during fiscal year 2016 under the cash bonus pool. The following are actual results for fiscal year 2016:

•

Fiscal Year 2016 Operating Income: The Company’s fiscal year 2016 operating income as determined under GAAP, excluding the effect of special items, was $603.3 million compared to $567.9 million in fiscal year 2015, a 6.2% increase.

•

Fiscal Year 2016 Total Bonus Pool: The total cash bonus available for distribution to our CEO and all officers reporting to our CEO, including the Named Executive Officers, was $4.8 million, of which approximately $4.4 million was distributed to our CEO and all officers reporting to our CEO. The full cash bonus pool was not distributed. The total bonus pool for our CEO and all officers reporting to our CEO, including the Named Executive Officers, was calculated as follows:

0.8% x $603.3 million = $4.8 million

Fiscal Year 2016 Performance Bonuses Paid to the Named Executive Officers

The table below describes each Named Executive Officer’s performance bonus as approved by the Compensation Committee for fiscal year 2016 performance, under the cash bonus pool for executive officers:

Named Executive Officer	Impact Points (As a %)	FY16 Target Performance Bonus Amount Under Bonus Pool ($)	Amount of FY16 Performance Bonus Paid Under Bonus Pool ($)	Additional Bonus for Individual Performance ($)*
Tunç Doluca	27.5	1,482,800	1,459,986	—
Bruce E. Kiddoo	12.0	647,040	689,210	75,000
Edwin B. Medlin	8.0	431,360	428,584	50,000
Vivek Jain	11.0	593,120	599,922	50,000
Christopher J. Neil	7.0	377,440	347,983	—

*	The Compensation Committee approved this additional bonus for fiscal year 2016 after considering individual performance and increased responsibilities. Elements of individual performance that were evaluated included achievement of profitability and growth targets, actual performance compared to quarterly goals, leadership, and collaboration.

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Compensation Discussion and Analysis (continued)

Equity Compensation under 2016 Compensation Program

We believe equity compensation is an effective way to align the interests of our executive officers with those of our stockholders in order to achieve long-term stock price growth. In designing our equity compensation program, we take into account stockholder concerns about stock usage and dilution. Equity awards are granted by the Compensation Committee or its Equity Grant Sub-Committee at duly noticed meetings. In fiscal 2016, we utilized a mix of restricted stock units and market share units to compensate our executive officers. We believe that market stock units align our executive officers’ interests with those of our stockholders, as the executive officers benefit from future stock price appreciation relative to an index, while restricted stock units promote strong current retention incentives for Maxim Integrated’s executive officers.

We did not grant any stock options in fiscal year 2016.

Equity Awards for Fiscal Year 2016

Market Share Units

An aggregate award of 145,940 market share units at target was made in September 2015 to our executive officers, including the

Named Executive Officers. These MSUs vest on August 15, 2019, in each case subject to continued employment on the applicable vesting date. The number of MSUs that will ultimately vest and be issued is based upon the Company’s stock price relative to the performance of the SPDR S&P Semiconductor Index (XSD) measured over a four-year period.

MSUs were granted in lieu of stock options.

Restricted Stock Units

All executive officers, including the Named Executive Officers, were granted an aggregate of 104,192 restricted stock units in September 2015. These restricted stock units vest over twelve (12) quarters in 2017, 2018, and 2019.

Although we believe that long-term equity incentives are an important part of our compensation program and that they align the interests of our executives with those of our stockholders, we also recognize the importance of limiting the stockholder dilution associated with our equity compensation programs. The foregoing awards were a result of balancing these two competing objectives.

The table below depicts the number of restricted stock units and MSUs granted to the Named Executive Officers in fiscal year 2016:

Name	# of Restricted Stock Units Granted in Sept. 2015	# of MSU at Target granted in Sept. 2015
Tunç Doluca	39,052	56,924
Bruce E. Kiddoo	21,120	24,840
Edwin B. Medlin	11,360	16,560
Vivek Jain	15,620	22,772
Christopher J. Neil	9,940	14,492

Employee Stock Purchase Plan

Our stockholders approved the 2008 ESP Plan at the 2008 Annual Meeting of Stockholders and approved amendments to the 2008 ESP Plan to increase the number of shares available for issuance under the 2008 ESP Plan at each of the Annual Meetings of Stockholders held from 2009 to 2015. Pursuant to the 2008 ESP Plan, employees and officers who meet certain eligibility qualifications are able to purchase Maxim Integrated’s common stock at a discount of up to fifteen percent (15%) from the market price. Employee contributions are made through payroll deductions.

Benefits and Perquisites

Maxim Integrated’s philosophy regarding benefits for our employees, including executive officers, is that they should be competitive with the market in order to attract and retain a high quality workforce, meet the needs of our employees, encourage employee well-being, and provide protection from catastrophic events. We provide medical, dental and vision insurance coverage to executives that are generally available to other full-time employees, including basic group life insurance and disability insurance. For all management employees, including our executive officers, we pay the premiums for executive life insurance, executive disability and umbrella liability insurance plans. We also offer a tax qualified 401(k) plan in which all U.S. based employees, including officers, are eligible to participate. All of our Named Executive Officers participated in our 401(k) plan during fiscal year 2016. In fiscal year 2016, employees were eligible to receive a matching contribution from Maxim Integrated equal to one hundred percent (100%) of the before-tax contributions made by the employee up to three percent (3%) of total cash compensation. Under certain limited circumstances we have provided reimburse-

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Discussion and Analysis (continued)

ment of expenses for tax preparation for certain executives (and all of such reimbursements to date have been de minimis).

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. Details regarding the Named Executive Officer’s perquisites, including the fiscal year 2016 cost to Maxim Integrated, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

Employment Agreements

Several years ago, we entered into an at-will employment agreement with Mr. Doluca. The agreement does not grant any right to be retained by us, and we may terminate the employment of Mr. Doluca either with or without cause at any time. In the event of any termination of employment by Maxim Integrated, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by Maxim Integrated without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim Integrated and Mr. Doluca.

This agreement provides that if Mr. Doluca terminates his full-time employment with us and his written notice of termination provides that he is willing to provide certain consulting services to us, we will make health insurance coverage available to him and his family during the period of provision of such services (or willingness to provide services) by Mr. Doluca. The terms of his service, unless otherwise agreed, will provide for part-time services (up to one (1) day per month) and annual compensation equal to at least five percent (5%) of his base salary at the time of termination, provided that services are rendered. Health insurance coverage will be similar to that under the group health plan we maintain for our employees.

During the ten-year period following the notice of termination, Mr. Doluca will pay the same amount for health coverage as a sim-

ilarly situated full-time employee is required to pay for coverage under our group health plan. After such ten-year period, he will pay us what the cost of the coverage would be if it were being provided pursuant to COBRA health insurance continuation benefits. In the event of Mr. Doluca’s death while receiving health insurance coverage, his spouse is eligible for health insurance coverage until death so long as the surviving spouse pays for the coverage. In the event Mr. Doluca becomes disabled while receiving health insurance coverage, he is deemed to have met his service obligations to us during the disability period. Upon reaching age sixty-five (65), Medicare becomes the primary payer of medical expenses incurred by Mr. Doluca. All of such continued health insurance coverage terminates upon the occurrence of certain disqualifying events, including, but not limited to, if he competes with Maxim Integrated or becomes eligible for health insurance coverage elsewhere.

Post-Employment Obligations

The at-will employment agreement with Mr. Doluca provides that in the event of termination of employment by Maxim Integrated without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim Integrated and Mr. Doluca. Maxim Integrated does not currently have any normal policy with respect to severance payments to former executives.

Reasonableness of Compensation

The Compensation Committee believes it is fulfilling our compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended June 25, 2016.

Compensation Committee

A.R. Frank Wazzan, Chairman

Tracy C. Accardi

James R. Bergman

Robert E. Grady

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Summary Compensation Table

The compensation for Maxim Integrated’s Named Executive Officers for all services rendered in all capacities to Maxim Integrated and its subsidiaries during the fiscal year ended June 25, 2016 is set forth below.

Fiscal Year 2016 Summary Compensation Table

				Stock Awards			Non-Equity Incentive Plan Compensation ($) (4)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($) (1)	Market Share Unit Awards ($) (2)	Option Awards ($) (3)		All Other Compensation ($)		Total ($)
Tunç Doluca President and Chief Executive Officer	2016	600,000	—	1,091,347	1,687,227	—	1,459,986	16,045	(5)	4,854,605
	2015	590,000	160,000	3,253,011	1,032,240	—	840,000	15,845	(6)	5,891,096
	2014	590,000	—	—	1,100,400	1,149,568	900,000	16,105	(7)	3,756,073
Bruce E. Kiddoo Senior Vice President and Chief Financial Officer	2016	410,000	75,000	597,366	736,258	—	689,210	6,262	(8)	2,514,095
	2015	400,000	115,724	1,284,083	391,000	—	420,000	6,262	(9)	2,617,069
	2014	400,000	—	411,494	—	540,973	559,337	8,106	(10)	1,919,910
Edwin B. Medlin Senior Vice President and General Counsel	2016	370,000	50,000	317,467	490,838	—	428,584	11,799	(11)	1,668,688
	2015	370,000	—	1,513,503	211,140	—	294,000	11,530	(12)	2,400,173
	2014	320,000	—	495,126	—	393,722	357,190	13,185	(13)	1,579,222
Vivek Jain Senior Vice President, Technology and Manufacturing Group	2016	410,000	50,000	436,516	674,962	—	599,922	14,579	(14)	2,185,979
	2015	400,000	83,000	1,284,083	391,000	—	420,000	19,004	(15)	2,597,087
	2014	400,000	—	411,494	—	540,973	485,740	19,693	(16)	1,857,900
Christopher J. Neil Senior Vice President, Head of Maxim Ventures	2016	410,000	—	277,783	429,543	—	347,983	8,299	(17)	1,473,608
	2015	410,000	—	1,164,444	391,000	—	409,621	11,711	(18)	2,386,776
	2014	410,000	—	411,494	—	540,973	485,740	11,112	(19)	1,859,319

(1)	The aggregate grant date fair value of restricted stock units awarded in fiscal years 2016, 2015 and 2014, respectively, computed in accordance with FASB ASC Topic 718. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016.
(2)	Represents the aggregate grant date fair value of MSUs awarded in fiscal years 2016, 2015, and 2014 computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value disregards an estimate of forfeitures.
(3)	Represents the aggregate grant date fair value of grants awarded in fiscal years 2016, 2015 and 2014, respectively, computed in accordance with FASB ASC Topic 718. In each case, the aggregate grant date fair value disregards an estimate of forfeitures. For the assumptions used in the valuation of these awards and other relevant information, see Note 6, “Stock-Based Compensation,” to the Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016.
(4)	Reflects payments earned under the non-equity incentive plan that were paid in the subsequent fiscal year. These payments are performance bonuses under Maxim Integrated’s bonus plan for officers.
(5)	Reflects Mr. Doluca’s Company paid (i) executive disability premium of $5,445 and (ii) matching 401(k) contributions of $10,600.
(6)	Reflects Mr. Doluca’s Company paid (i) executive disability premium of $5,445 and (ii) matching 401(k) contributions of $10,400.
(7)	Reflects Mr. Doluca’s Company paid (i) executive disability premium of $3,865, (ii) umbrella liability insurance premium of $1,840 and (iii) matching 401(k) contributions of $10,400.
(8)	Reflects Mr. Kiddoo’s Company paid (i) executive disability premium of $3,800 and (ii) matching 401(k) contributions of $2,462
(9)	Reflects Mr. Kiddoo’s Company paid (i) executive disability premium of $3,800 and (ii) matching 401(k) contributions of $2,462
(10)	Reflects Mr. Kiddoo’s Company paid (i) executive disability premium of $5,034, (ii) umbrella liability insurance premium of $610 and (iii) matching 401(k) contributions of $2,462.
(11)	Reflects Mr. Medlin’s Company paid (i) executive disability premium of $4,368, and (ii) matching 401(k) contributions of $7,431.
(12)	Reflects Mr. Medlin’s Company paid (i) executive disability premium of $4,368, and (ii) matching 401(k) contributions of $7,162.
(13)	Reflects Mr. Medlin’s Company paid (i) executive disability premium of $5,237, and (ii) matching 401(k) contributions of $7,338.
(14)	Reflects Mr. Jain’s Company paid (i) executive disability premium of $3,979, and (ii) matching 401(k) contributions of $10,600.
(15)	Reflects Mr. Jain’s Company paid (i) executive life insurance premium of $4,625, (ii) executive disability premium of $3,979, and (iii) matching 401(k) contributions of $10,400.
(16)	Reflects Mr. Jain’s Company paid (i) executive life insurance premium of $3,439, (ii) executive disability premium of $4,944, (iii) umbrella liability insurance premium of $610 and (iv) matching 401(k) contributions of $10,700.
(17)	Reflects Mr. Neil’s Company paid (i) executive disability premium of $3,147, and (ii) matching 401(k) contributions of $5,153.
(18)	Reflects Mr. Neil’s Company paid (i) executive life insurance premium of $3,644, (ii) executive disability premium of $3,147, and (iii) matching 401(k) contributions of $4,920.
(19)	Reflects Mr. Neil’s Company paid (i) executive life insurance premium of $2,736, (ii) executive disability premium of $2,846, (iii) umbrella liability insurance premium of $610 and (iv) matching 401(k) contributions of $4,920.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended June 25, 2016, which includes estimated possible performance bonuses under our cash bonus plan and equity grants.

Grants of Plan-Based Awards in Fiscal Year 2016

	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Restricted Stock & Market Share Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (1)

Name		Target ($)
Tunç Doluca	9/1/2015	1,327,279	95,976	2,778,574

Bruce E. Kiddoo	9/1/2015	579,176	45,960	1,333,624

Edwin B. Medlin	9/1/2015	386,117	27,920	808,305

Vivek Jain	9/1/2015	530,911	38,392	1,111,479

Christopher J. Neil	9/1/2015	337,853	24,432	707,326

(1)	This column reflects the aggregate grant date fair value of all awards on the grant date computed in accordance with FASB ASC 718 and disregards an estimate of forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in Note 6, “Stock-Based Compensation,” of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 25, 2016.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Outstanding Equity Awards at June 25, 2016

The following table provides certain information regarding outstanding equity awards as of June 25, 2016 held by the Named Executive Officers.

Outstanding Equity Awards at June 25, 2016

	Option Awards					Restricted Stock Unit Awards			Market Share Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (1)	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (2)
Tunç Doluca	79,860	—		18.11	12/1/2016	134,052	(3)	4,705,225	122,924	(4)	4,313,632
	176,184	—		16.58	9/7/2017	—		—	—		—
	154,468	—		22.28	9/6/2018	—		—	—		—
	83,544	83,544	(5)	27.30	9/4/2019	—		—	—		—
	—	170,000	(6)	28.16	9/3/2020	—		—	—		—
Bruce E. Kiddoo	67,232	—		22.28	9/6/2018	58,620	(7)	2,057,562	49,840	(8)	1,749,384
	42,728	39,272	(9)	27.30	9/4/2019	—		—	—		—
	—	80,000	(10)	28.16	9/3/2020	—		—	—		—
Edwin B. Medlin	28,228	—		22.28	9/6/2018	50,860	(11)	1,785,162	30,060	(12)	1,055,106
	26,548	19,564	(13)	27.30	9/4/2019	—		—	—		—
	—	35,000	(14)	28.16	9/3/2020	—		—	—		—
	7,724	17,936	(15)	28.44	12/3/2020	—		—	—		—
Vivek Jain	47,728	39,272	(16)	27.30	9/4/2019	53,120	(17)	1,864,512	47,772	(18)	1,676,797
	—	80,000	(19)	28.16	9/3/2020	—		—	—		—
Christopher J. Neil	91,612	—		16.58	9/7/2017	43,430	(20)	1,524,744	39,492	(21)	1,386,169
	85,680	—		22.28	9/6/2018	—		—	—		—
	39,272	39,272	(22)	27.30	9/4/2019	—		—	—		—
	—	80,000	(23)	28.16	9/3/2020	—		—	—		—

(1)	Market value is computed by multiplying the closing price ($35.10 per share) of Maxim Integrated’s common stock on the last trading day of the fiscal year (June 24, 2016) by the number of shares reported in the adjacent left column.
(2)	Market value is computed by multiplying the closing price ($35.10 per share) of Maxim Integrated’s common stock on the last trading day of the fiscal year (June 24, 2016) by the number of shares reported in the adjacent left column.
(3)	95,000 shares vest over 10 consecutive quarters beginning on August 15, 2016. 39,052 shares vest in quarterly installments during calendar year 2019.
(4)	66,000 shares vest on August 15, 2018 and 56,924 shares vest on August 15, 2019, respectively, if specific performance metrics are met.
(5)	41,772 shares vest on August 15, 2016 and November 15, 2016, respectively.
(6)	170,000 shares vest in quarterly installments during calendar year 2017.
(7)	3,750 shares vested on August 15, 2016, 3,750 shares vest on November 15, 2016 and 4,260 shares vest over 10 consecutive quarters beginning February 15, 2017.
(8)	25,000 shares vest on August 15, 2018 and 24,840 shares vest on August 15, 2019, respectively, if specific performance metrics are met.
(9)	19,636 shares vest on August 15, 2016 and November 15, 2016, respectively.
(10)	80,000 shares vest in quarterly installments during calendar year 2017.
(11)	4,000 shares vested on August 15, 2016 and 4,000 shares vest on November 15, 2016. 15,500 shares vest in quarterly installments during calendar year 2017, 16,000 shares vest in quarterly installments during calendar year 2019.
(12)	13,500 shares vest on August 15, 2018 and 16,560 shares vest on August 15, 2019, respectively, if specific performance metrics are met.
(13)	9,782 shares vest on August 15, 2016 and November 15, 2016, respectively.
(14)	35,000 shares vest in quarterly installments during calendar year 2017.
(15)	1,468 shares vest on August 15, 2016 and November 15, 2016, respectively. 15,000 shares vest in quarterly installments during calendar year 2017.
(16)	19,636 shares vest on August 15, 2016 and November 15, 2016, respectively.
(17)	37,500 shares vest over 10 consecutive quarters beginning on August 15, 2016. 15,620 shares vest in quarterly installments during calendar year 2019.
(18)	25,000 shares vest on August 15, 2018 and 22,772 shares vest on August 15, 2019, respectively, if specific performance metrics are met.
(19)	80,000 shares vest in quarterly installments during calendar year 2017.
(20)	3,750 shares vested on August 15, 2016 and 3,750 shares vest on November 15, 2016. 11,000 shares vest in quarterly installments during calendar year 2017, 15,000 shares vest in quarterly installments during calendar year 2018 and 9,940 shares vest in quarterly installments during calendar year 2019.
(21)	25,000 shares vest on August 15, 2018 and 14,492 shares vest on August 15, 2019, respectively, if specific performance metrics are met.
(22)	19,636 shares vest on August 15, 2016 and November 15, 2016, respectively.
(23)	80,000 shares vest in quarterly installments during calendar year 2017.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Option Exercises and Stock Vested

The following table provides certain information regarding option exercises and vesting of restricted stock units and market share units with respect to the Named Executive Officers during fiscal year 2016.

Option Exercises and Stock Vested in Fiscal Year 2016

	Option Awards		Restricted Stock and Market Share Unit Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($) (1)	Number of shares acquired on vesting (#)	Value realized on vesting ($) (2)
Tunç Doluca	150,000	2,535,000	19,000	650,085
Bruce E. Kiddoo	50,000	893,942	15,272	538,348
Edwin B. Medlin	30,200	526,783	16,333	575,789
Vivek Jain	62,232	721,277	15,272	538,348
Christopher J. Neil	83,000	1,622,984	15,272	538,348

(1)	The value realized on exercise is the number of shares acquired on exercise multiplied by the difference between the market price upon exercise and the exercise price.
(2)	The value realized is the number of shares vesting multiplied by the fair market value of Maxim Integrated’s common stock on the respective vesting date.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation agreements, plans or arrangements for and as of the year ended June 25, 2016 with respect to the Named Executive Officers.

Employment Contracts and Change in Control Arrangements

Mr. Doluca is a party to an agreement with us, pursuant to which he may be entitled to certain severance payments and benefits under the specified circumstances.

For further information and detail regarding the above-mentioned agreements and change in control arrangements, please see “Compensation Discussion and Analysis” contained in this proxy statement.

Change-of-Control

We currently have a “double trigger” change-of-control plan (the “Severance Plan”) covering substantially all of our full-time employees, including our Named Executive Officers. The Severance Plan provides for the payment of certain benefits in the event a Named Executive Officer is terminated without cause or resigns for good reason during the 24-month period following a change-of-control of Maxim Integrated or within the period following the public announcement of, but prior to, the closing of a change-of-control event. In serving the interest of stockholders, the Severance Plan is designed to help retain the employees of the Company, help maintain a stable work environment and provide certain economic benefits to employees in the event their employment is terminated in the circumstances described below.

A change-of-control is defined as:

•	a merger or consolidation of Maxim Integrated in which more than fifty percent (50%) of the outstanding voting power changes hands;
•	a sale of all or substantially all of Maxim Integrated’s assets;
•	the acquisition of more than fifty percent (50%) of Maxim Integrated’s voting power by any person or group; or
•

a change in the composition of our board of directors, such that a majority of directors are no longer “Incumbent Directors” (Incumbent Directors are directors as of the date the change-of-control plan was implemented and directors elected other than in connection with an actual or threatened proxy contest).

If, during the 24-month period following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event, the Named Executive Officer’s employment is terminated for reasons other than cause (as defined in the Severance Plan) or the individual terminates employment for good reason (as defined in the Severance Plan), then the Named Executive Officer will receive a lump sum cash payment consisting of:

•	base salary not yet paid through the date of termination and all unpaid vacation pay; and
•

a severance payment equal to two (2) times the sum of the Named Executive Officer’s annual base salary in effect immediately prior to the date of termination and the average performance bonus during the past three (3) years.

In addition, all unvested stock options, restricted stock units, and market share units are accelerated and become fully vested upon a change-of-control and a termination without cause (or resignation for good reason) occurring within twenty-four (24) months following the change-of-control or within the period following the public announcement of, but prior to, the closing of a change-of-control event. All stock options remain exercisable until the end of their stated term, which is typically ten (10) years from the grant date for options granted before 2007 and seven (7) years from the grant date for options granted in 2007 and thereafter. Also, each Named Executive Officer is eligible to receive continued health insurance benefits at the Company’s cost for twenty-four (24) months. The Named Executive Officers are not entitled to receive a gross-up amount to compensate the officer for any golden parachute excise taxes imposed by the Code. Our board of directors retains the absolute right to modify and/or terminate the change-of-control plan and the benefits thereunder at any time before the occurrence of a change-of-control.

If there had been a termination of employment without cause during the 24-month period following a change-of-control of Maxim Integrated or within the period following the public announcement of, but prior to, the closing of a change-in-control event, then assuming such termination occurred at the end of fiscal year 2016, the amounts we estimate that would have been paid to the Named Executive Officers are set forth in the table below. The actual amounts that would be paid out can only be determined at the time the Named Executive Officer is terminated from employment.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Potential Payments upon Termination Related to a Change of Control

Name	Type of Payment	Payments Upon Involuntary or Good Reason Termination related to a Change of Control (1)(2)(3)(4) ($)
Tunç Doluca	Base salary	1,200,000
	Performance Bonus	2,133,324
	Health plan coverage	35,355
	Accelerated Vesting of Unvested Equity Awards:
	Stock Options	1,831,443
	Restricted Stock Units	4,705,225
	Market Share Units	4,314,632
	Total	14,219,980
Bruce E. Kiddoo	Base salary	820,000
	Performance Bonus	1,112,365
	Health plan coverage	35,355
	Accelerated Vesting of Unvested Equity Awards:
	Stock Options	861,522
	Restricted Stock Units	2,057,562
	Market Share Units	1,749,384
	Total	6,636,187
Edwin B. Medlin	Base salary	740,000
	Performance Bonus	719,849
	Health plan coverage	35,355
	Accelerated Vesting of Unvested Equity Awards:
	Stock Options	514,953
	Restricted Stock Units	1,785,186
	Market Share Units	1,055,106
	Total	4,850,449
Vivek Jain	Base salary	820,000
	Performance Bonus	1,003,775
	Health plan coverage	35,355
	Accelerated Vesting of Unvested Equity Awards:
	Stock Options	861,522
	Restricted Stock Units	1,864,512
	Market Share Units	1,676,797
	Total	6,261,960
Christopher J. Neil	Base salary	820,000
	Performance Bonus	828,896
	Health plan coverage	35,355
	Accelerated Vesting of Unvested Equity Awards:
	Stock Options	861,522
	Restricted Stock Units	1,524,744
	Market Share Units	1,386,169
	Total	5,456,686

(1)	All amounts are estimated based on an assumed triggering date of last business day (June 24, 2016) of the fiscal year ended June 25, 2016 and the closing price ($35.10 per share) of Maxim Integrated’s common stock on that date.
(2)	The net value of the options is based on the difference between the exercise price of unvested in-the-money options on June 25, 2016 and the closing price ($35.10 per share) of Maxim Integrated’s common stock on that date multiplied by the number of such options.
(3)	Performance bonus is based on the average of non-equity incentive compensation plan performance bonus earned for each of the last three fiscal years.
(4)	The cost of health insurance benefits is estimated based on the monthly premium the Company would pay for a similarly situated employee over 24 months.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Equity Compensation Plan Information

The following table gives information about Maxim Integrated’s common stock that may be issued upon the exercise of options, warrants, and rights under all of Maxim Integrated’s existing equity compensation plans as of June 25, 2016.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b)(2) Weighted-average exercise price of outstanding options, warrants, and rights ($)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	13,229,424	25.11	34,090,458(3)

(1)	Represents common stock issuable upon the exercise of options granted under our existing stockholder approved equity compensation plans. Includes 6,620,813 restricted stock units and 673,532 market share units which have an exercise price of zero.
(2)	This weighted average exercise price does not include the 6,620,813 restricted stock units and 673,532 market share units which have an exercise price of zero.
(3)	Represents 27,953,592 shares of common stock available for issuance under the 1996 Equity Plan and 6,136,866 shares of common stock available for issuance under the 2008 ESP Plan at June 25, 2016.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Independent Public Accountants

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP and affiliates for the audit of Maxim Integrated’s annual financial statements for the fiscal years ended June 25, 2016 and June 27, 2015, respectively, and fees billed for other services rendered by Deloitte & Touche LLP during such fiscal years. All fees set forth below are exclusive of any value-added tax (VAT) or goods and services tax (GST).

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$1,664,251	$1,912,435
Tax Fees(2)	338,273	160,416
All Other Fees(3)	496,763	223,412

Total	$2,499,287	$2,296,263

(1)	Audit Fees consist of fees billed for professional services rendered in connection with the audit of Maxim Integrated’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit services that are normally provided by Deloitte & Touche LLP and affiliates in connection with statutory and regulatory filings.
(2)	Tax Fees consist of fees billed for professional services rendered for federal, state and international tax compliance, tax advice and federal, state and international tax planning.
(3)	All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. For fiscal year 2016, there were no audit-related fees, tax fees, or any other fees that were approved by the Audit Committee pursuant to the “de minimus” exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Report of the Audit Committee of the Board of Directors

The Audit Committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of the Marketplace Rules of The NASDAQ Stock Market and the SEC. The Audit Committee operates pursuant to a charter that is available on the Investor Relations section of our website at http://investor.maximintegrated.com/corporate-governance.

The Audit Committee oversees Maxim Integrated’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. Maxim Integrated’s independent auditors are responsible for expressing an opinion as to the conformity of Maxim Integrated’s consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the Audit Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in Maxim Integrated’s Annual Report on Form 10-K for the year ended June 25, 2016. The Audit Committee has also discussed with the independent auditors matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, Communications with Audit Committees.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the Audit Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Maxim Integrated’s Annual Report on Form 10-K for the year ended June 25, 2016.

Audit Committee

Joseph R. Bronson, Chairman

James R. Bergman

William D. Watkins

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Appendix A

MAXIM INTEGRATED PRODUCTS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

(As amended)1

The Company wishes to attract employees to the Company, its Subsidiaries and Affiliates and to induce employees to remain with the Company, its Subsidiaries and Affiliates, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries and Affiliates. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company, its Subsidiaries and Affiliates. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Shares under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board of Directors or the Committee and designed to achieve tax, securities law or other objectives.

1. Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Maxim Integrated Products, Inc., a Delaware corporation.

“Designated Companies” shall mean the Company and any Subsidiary or Affiliate which has been designated by the Board of Directors or the Committee from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Component shall not be a Designated Company under the Non-423(b) Component.

“Effective Date” means the later of December 15, 2008 or the date of the approval of this Plan by the Company’s stockholders.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation, and other non-cash or non-basic payments, unless otherwise determined by the Committee.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the- counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

“Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

“Offer Date” means the first day of an Offer Period.

1	As approved by the Board of Directors on August 18, 2016 and submitted to stockholders for approval on November 9, 2016.

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“Offer Period” means, as applicable, in each case subsequent to the approval of this Plan by the Company’s stockholders, (i) the initial Offer Period beginning on such date to be determined by the Committee and ending on November 28, 2009 (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), (ii) the Offer Period beginning on the business day immediately following the second to last Friday of May of each year (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the second to last Friday of May of the next year (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), and (iii) the Offer Period beginning on the business day immediately following the second to last Friday of November of each year unless this day immediately follows the Thanksgiving holiday in the United States in which case it will be the business day immediately following the last Friday of November of each year (or, if each such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the second to last Friday of November of the next year unless this day immediately follows the Thanksgiving holiday in the United States in which case it will be on the last Friday of November (or, if each such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee). Each Offer Period of approximately 12 months in length (except for the initial Offer Period) may overlap each other as set forth above, and each will consist of 2 Purchase Periods of approximately 6 months in length.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or who otherwise contributes to the Plan, or (ii) for whom payroll deductions are not currently being made or who does not otherwise contribute to the Plan because he or she has reached the limitation set forth in the first sentence of Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan, as it may from time to time be amended, which includes a Code Section 423(b) Plan and a Non-423(b) Component.

“Plan Year” means the fiscal year of the Company.

“Purchase Date” means, as applicable, the second (2nd) to last Friday of May and November of each year unless this day immediately follows the Thanksgiving holiday in the United States in which case the Purchase Date will be the last Friday of November of each year.

“Purchase Period” means a specified period of time within an Offer Period beginning on the Offer Date and ending on a Purchase Date. An Offer Period shall consist of 2 Purchase Periods, each of which shall approximately be 6 months in length.

“Shares” means shares of Common Stock.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.

2. Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 19,500,000 Shares, subject to adjustment as provided in Section 12, any or all of which Shares may be granted under the Code Section 423(b) Component. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3. Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Board of Directors shall consider the rules of Rule 16b-3 promulgated under the Exchange Act in connection with any such appointment, if and to the extent that such appointments may have an effect thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to act as the Committee hereunder.

The Committee may make such rules and regulations and establish such procedures and sub-plans for the operation and administration of the Plan as it deems appropriate, including relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

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4. Eligible Employees.

Except as described below, all employees of the Company and its Designated Companies shall be eligible to participate in the Plan, provided that each of such employees does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

To the extent permitted under local law, the Committee may also exclude from participation in the Plan any or all of (i) a group of highly compensated employees designated by the Committee as being ineligible to participate in the Plan as permitted by Section 423(b)(4)(D) of the Code, (ii) employees who have been employed by the Company or any Subsidiary for less than 2 years, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) employees who customarily work 20 hours per week or less. The employment of an employee of a Subsidiary or an Affiliate which ceases to be a “Subsidiary” or an “Affiliate” as defined herein shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).

5. Election to Participate and Payroll Deductions/Contributions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of each Offer Period during a Plan Year. Each Eligible Employee may elect a payroll deduction of from 1% to 25% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise so provided by the Committee. Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. The Committee, in its discretion, may decide that an Eligible Employee may contribute to the Plan by means other than payroll deductions. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose, unless otherwise required by local law.

Each Participating Employee may cancel his or her election to participate in the Plan by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee. In such case, the entire balance in the Payroll Account of such former Participating Employee shall be repaid to such former Participating Employee as promptly as practicable in accordance with Section 9, without interest (unless required by local law). Upon such voluntary withdrawal during an Offer Period by a Participating Employee, such withdrawing Participating Employee may not be entitled to participate in the Plan again for such time as may be established by the Committee. Thereafter, such Eligible Employee is eligible to participate in subsequent Offer Periods under the Plan upon timely delivery of a new enrollment form.

Unless prohibited by any applicable laws, regulations or stock exchange rules, the Committee, in its discretion, may prescribe that, if the Fair Market Value of the Shares on a Purchase Date within an Offer Period then in progress is lower than the Fair Market Value of the Shares on the first business day of such Offer Period, then each Participating Employee in such Offer Period shall automatically be deemed (i) to have withdrawn from such Offer Period at the close of the Purchase Period ending on such Purchase Date, and (ii) to have enrolled in a new Offering Period commencing on the business day immediately following the last Saturday of May or November of each year, as applicable (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee).

Subject to the preceding paragraphs of this Section 5, if so provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect (without regard to Section 6) on the day before such Offer Period. The Committee may adopt the procedures set forth in the foregoing sentence for some but not all Offer Periods.

6. Limitation of Number of Shares That an Employee May Purchase.

No right to purchase Shares under the Plan shall provide an employee the right to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which accrues at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase during an Offer Period shall not exceed 1,600 shares.

7. Purchase Price.

The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Shares on the Offer Date and (ii) 85% of the Fair Market Value of such Shares on the Purchase Date.

8. Method of Purchase.

As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

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All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. The Company shall deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date, A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, for Participating Employees in the Code Section 423(b) Component, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423 (a) holding period has been satisfied or which are held by Participating Employees in the Non-Section 423(b) Component, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her.

If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole Shares. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall be returned to the Participating Employee as soon as practicable. Notwithstanding any other provision of the Plan, the Committee may permit the purchase of fractional Shares hereunder and establish rules and procedures relating thereto.

9. Termination of Participation or Employment.

The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company or a Designated Company for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible. Participation also terminates immediately when the Participating Employee voluntarily cancels his or her election to participate in the Plan as provided in Section 5.

Notwithstanding any other provision of the Plan to the contrary, the Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate), the balance in his or her Payroll Account not theretofore invested, without interest (unless required by local law), any such distribution or payment to be made as soon as practicable. If applicable, fractional Shares will be sold on the open market and the Participating Employee will receive the net proceeds, if any, after all fees have been paid.

10. Rights as a Stockholder.

At the time funds from a Participating Employee’s Payroll Account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

11. Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12. Adjustment in Case of Changes Affecting Common Stock.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 and the last sentence of Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2 and the last sentence of Section 6. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 and the last sentence of Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event

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multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13. Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved Company’s shareholders, the Code Section 423(b) Component to fail to comply with

(i)	the requirements for employee stock purchase plans under Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until stockholder approval is obtained.

14. Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

15. Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

16. Non-U.S. Subsidiaries.

Without amending the Plan, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries and Affiliates with such modifications of the terms and conditions otherwise specified hereunder as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may make such amendments, procedures and the like and establish such sub-plans as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries and Affiliates operate or have employees.

17. Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18. Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company or any Designated Company, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participating Employee to remit to the Company or the Designated Company, an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including income tax, social insurance contributions, payment on account and any other taxes that may be due) required by law to be withheld with respect to any taxable event concerning a Participating Employee arising as a result of his or her participation in the Plan or to take such other action as may be necessary in the opinion of the Company or a Designated Company, as appropriate, to satisfy withholding obligations for the payment of taxes.

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No shares shall be delivered hereunder to any Participating Employee until the Participating Employee has made arrangements acceptable to the Company for the satisfaction of these tax obligations with respect to any taxable event concerning the Participating Employee’s participation in the Plan.

If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participating Employee in the Code Section 423(b) Plan who is employed by a Designated Company which is part of the Company’s U.S. federal income tax return shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

19. Notices.

All notices or other communications by a Participating Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Severability.

If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

21. No Right to Continued Employment.

The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary or Affiliate, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary or Affiliate by which an employee is employed to terminate his or her employment at any time.

22. Captions.

The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

23. Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders prior thereto.

24. Code Section 409A.

The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participating Employee who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board of Directors or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a Participating Employee or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Director or the Committee with respect thereto.

25. Governing Law.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

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Appendix B

MAXIM INTEGRATED PRODUCTS, INC.

AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN1

1. Purposes of the Plan. The purposes of this 1996 Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock and Restricted Stock Units.

(e) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan, including an Option Agreement. The Award Agreement is subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

Notwithstanding the foregoing, if it is determined that an Award hereunder is subject to the requirements of Section 409A, then, to the extent necessary to comply with the requirements of Section 409A with respect to the payment of any amounts thereunder deemed to constitute “nonqualified deferred compensation” subject to Section 409A, the Company will not be deemed to have undergone a Change in Control unless the Company is deemed to have undergone a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means any committee appointed by the Board to administer the Plan.

(j) “Common Stock” means the Common Stock of the Company.

(k) “Company” means Maxim Integrated Products, Inc., a Delaware corporation.

(l) “Consultant” means any person who is a consultant, advisor, independent contractor, vendor, customer or other person having a past, current or prospective business relationship with the Company or any Parent or Subsidiary.

(m) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(n) “Continuous Status as an Employee, Director or Consultant” means that the employment, director or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

1	As approved by the Board of Directors on August 18, 2016 and submitted to stockholders for approval on November 9, 2016.

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(o) “Corporate Transaction” means any of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated,

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with complete liquidation or dissolution of the Company, or

(iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

(p) “Covered Employee” means any person who is a “covered employee” under Section 162(m)(3) of the Code.

(q) “Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as Performance-Based Compensation.

(r) “Director” means a member of the Board.

(s) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Parent or Subsidiary. Except with respect to the grant of Incentive Stock Options, Employee also means any person, including an Officer or Director, who is an employee of any other affiliated entity of the Company, as determined by the Company in its sole discretion. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) Where there exists a public market for the Common Stock, the Fair Market Value of a share of Common Stock shall be (A) the closing sale price of the Common Stock on the date of the determination (or, if no sales were reported on such date, on the last trading date on which sales were reported) on (1) the stock exchange determined by the Administrator to be the primary market for the Common Stock, or (2) the Nasdaq National Market, or (3) ,as reported by Market Sweep, a service from Interactive Data Services, Inc., or such other reporting source as the Administrator deems reliable; whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the closing price of a Share on the Nasdaq Small Cap Market or over-the-counter (Pink Over-The-Counter Markets Inc. Electronic Quotation Service), as applicable, on the date of the determination (or, if no such price was reported on that date, on the last date on which such price was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(ii) In the absence of an established market of the type described in (i), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Administrator in good faith (in a manner intended to comply with Section 409A).

(v) “Fiscal Year” means the fiscal year of the Company.

(w) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(x) “Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to the Plan.

(bb) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(dd) “Performance-Based Compensation” means compensation qualifying as “performance-based compensation” under Section 162(m) of the Code.

(ee) “Performance Goals” has the meaning given to it in Section 11.

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(ff) “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(gg) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of Performance Goals, or the occurrence of other events as determined by the Administrator.

(hh) “Plan” means this Amended and Restated 1996 Stock Incentive Plan.

(ii) “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(jj) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(ll) “Section 16(b)” means Section 16(b) of the Exchange Act.

(mm) “Section 409A” shall mean Section 409A of the Code and all formal guidance and regulations promulgated thereunder.

(nn) “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “Subsidiary Disposition” means the disposition by the Company of its equity holdings in any Subsidiary effected by a merger or consolidation involving that Subsidiary, the sale of all or substantially all of the assets of that Subsidiary or the Company’s sale or distribution of substantially all of the outstanding capital stock of such Subsidiary.

(qq) “U.S. Taxpayer” means a Grantee who is, or may be, subject to taxation under the laws of the United States or a political subdivision thereof.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13 below, the maximum aggregate number of Shares which may be issued pursuant to this Plan is 141,100,000 Shares.

(b) Full Value Awards. Any Shares subject to Options will be counted against the numerical limits of this Section 3 as one Share for every Share subject thereto. Any Shares subject to Awards of Restricted Stock or Restricted Stock Units with a per share or unit purchase price lower than one hundred percent (100%) of Fair Market Value on the date of grant will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. To the extent that a Share that was subject to an Award that counted as two Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this Section 3, the Plan will be credited with two Shares.

(c) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock and Restricted Stock Units, is forfeited to or repurchased by the Company, the unexercised Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Notwithstanding anything contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3(a) and will not be available for future grants of Awards under this Plan or any other plans listed in Section 3(a): (i) Shares tendered by a Grantee or withheld by the Company in payment of the exercise price of an Option (or any other option granted under any other plans listed in Section 3(a)), and (ii) Shares tendered by a Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to an Award (or any other equity award granted under any other plans listed in Section 3(a)). Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

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(ii) Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. Subject to Applicable Laws, the Board may authorize one or more Officers to grant such Awards and may limit such authority by requiring that such Awards must be reported to and ratified by the Board or a Committee within six (6) months of the grant date, and if so ratified, shall be effective as of the grant date.

(iii) Administration With Respect to Covered Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the “Administrator” or to a “Committee” shall be deemed to be references to such Committee or subcommittee.

(iv) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to determine the Fair Market Value;

(v) to approve forms of Award Agreement for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) to modify or amend the terms of any outstanding Award granted under the Plan in any lawful way, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent; provided, however, that any provision of the Plan to the contrary notwithstanding, the Administrator shall not have the authority to reprice any outstanding Option, it being understood that “reprice” shall mean to amend any outstanding Option to reduce the exercise price;

(viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(ix) notwithstanding any provision of the Plan to the contrary, in order to facilitate compliance with the tax, securities, foreign exchange, probate or other applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have key employees or non-employee directors, the Administrator, in its discretion, shall have the power and authority to (A) determine which (if any) Employees, Directors, and/or Consultants rendering services or employed outside the U.S. are eligible to participate in the Plan or to receive any type of Award hereunder; (B) determine which non-U.S.-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (C) modify the terms and conditions of any Awards made to such Employees, Directors, and/or Consultants, or with respect to such non-U.S.-based Affiliates or operations; and (D) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Administrator to comply with Applicable Laws of the non-U.S. jurisdiction. The Administrator shall not, however, have the power or authority to amend the Plan with respect to the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 3(a), increase the Award limits as set forth in Sections 6, 7 and 8; or lengthen the term of an Option set forth in Section 6(d); and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility. Non-Qualified Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees, Directors and Consultants, which awards need not be identical. Incentive Stock Options may be granted only to Employees. Employees providing services to an Affiliate that is not a Subsidiary are not eligible to receive Options, SARs or other “stock rights” within the meaning of Section 409A, unless (i) the Participant is not a U.S. Taxpayer or (ii) the Committee determines that the Option, SAR or stock right is exempt from, or may be granted in compliance with, Section 409A. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors and Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time. Designation of a Grantee in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Grantee in any other year.

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6. Terms and Conditions of Options.

(a) Designation of Option. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Non-Qualified Stock Options. For the purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the date the Option with respect to such Shares is granted.

(b) Conditions of Option. Subject to the terms of the Plan, the Administrator will determine the provisions, terms and conditions of each Option including, but not limited to, the Option vesting schedule, form of payment upon exercise of the Option and satisfaction of any performance criteria.

(c) Individual Option Limit. The maximum number of Shares with respect to which Options may be granted to any individual in any Fiscal Year shall be 4,000,000. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 13. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an individual, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the individual. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

(d) Term of Option. The Administrator will determine the term of each Option in its sole discretion, provided the term of an Option will not be more than ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(e) Option Exercise Price, Consideration and Taxes.

(i) Exercise Price. The exercise price for an Option shall be as follows:

(A) In the case of an Incentive Stock Option:

(1) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price will be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(B) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) Notwithstanding the foregoing, the Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise of an Option including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, unless otherwise provided in the Award Agreement, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(A) cash;

(B) check;

(C) surrender of Shares (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(D) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price; or

(E) any combination of the foregoing methods of payment.

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(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder will be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(B) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company or its designated agent (e.g., the exclusive, captive broker) in accordance with the terms of the Option, from the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company or its designated agent, or the appropriate exercise/sale transaction has been executed under subsection 6(e)(ii)(D) above. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Option, notwithstanding the exercise of an Option. The Company shall issue (or cause to be issued) such stock certificate in uncertificated form promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate in uncertificated form is issued, except as provided in the Award Agreement or Section 13, below.

To the extent that reporting of United States taxable income with respect to an Option exercise under subsections 6(e)(ii) (A)-(C) above is based on the fair market value of the underlying Shares on the date of exercise, the Company shall use the Fair Market Value on the day the Option is deemed exercised in accordance with this Section 6(f)(B), that is the closing sales price (see Section 2(u)) on the day the written notice of exercise and full payment for the Shares (i.e., cashier’s check, money order, Shares (pursuant to subsection 6(e)(ii)(C) above) or readily available funds) are received by the Company or its designated agent. In the case of an exercise under subsection 6(e)(ii)(D) above, the United States taxable income will be calculated using the actual sales price of the underlying Shares subject to the Option.

(ii) Exercise of Option Following Termination of Employment, Director or Consulting Relationship. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant with the Company for any reason other than disability or death (but not in the event of an Grantee’s change of status from Employee to Consultant or from Consultant to Employee), such Grantee may, but only within ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise his or her Option to the extent that the Grantee was entitled to exercise it at the date of such termination or to such other extent as may be determined by the Administrator. If the Grantee should die within ninety (90) days after the date of such termination, the Grantee’s estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option to the extent that the Grantee was entitled to exercise it at the date of such termination within five hundred forty-seven (547) days of the Grantee’s date of death (but in no event later than the expiration date of the term of such Option as set forth in the Award Agreement). In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option shall convert automatically to a Non-Qualified Stock Option on the ninety-first (91st) day following such change of status. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(iii) Disability of Grantee. In the event of termination of a Grantee’s Continuous Status as an Employee, Director or Consultant as a result of his or her disability, Grantee may, but only within three hundred sixty-five (365) days from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Award Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option such Incentive Stock Option shall automatically convert to a Non-Qualified Stock Option on the day three (3) months and one day following such termination. Unless otherwise provided by the Administrator, if on the date of termination the Grantee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. To the extent that Grantee is not entitled to exercise the Option at the date of termination, or if Grantee does not exercise such Option to the extent so entitled within the time specified herein, the Option will terminate.

(iv) Death of Grantee. In the event of the death of a Grantee, the Option may be exercised at any time within five hundred forty-seven (547) days following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement except as otherwise provided for in subsection (vi) below)), by the Grantee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Grantee was entitled to the Option at the date of death. If, at the time of death, the Grantee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan unless otherwise determined by the Administrator. If, after death, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

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7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors or Consultants in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing, during any Fiscal Year no Grantee will receive more than an aggregate of 2,000,000 Shares of Restricted Stock. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c) Transferability. Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated, or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date a Grantee begins providing services to the Company or any of its Affiliates), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria, provided the period for measuring such performance will cover at least twelve (12) months. After the grant of Restricted Stock, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock.

(f) Voting Rights. During the Period of Restriction, Grantees holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g) Dividends and Other Distributions. During the Period of Restriction, Grantees holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless otherwise provided by the Administrator. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will automatically revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 8(d), may be left to the discretion of the Administrator. Notwithstanding the anything to the contrary in this subsection (a), during any Fiscal Year, no Grantee will receive more than an aggregate of 2,000,000 Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Grantee. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Grantee will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement; provided that payment of earned Restricted Stock Units will be made in no event later than the fifteenth (15th) day of the third month following the end of the latter of the calendar year or fiscal year in which such Restricted Stock Units vest. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e) Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

MAXIM INTEGRATED PRODUCTS, INC.  |  2016 Proxy Statement    B-7

9. Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Grantee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any Incentive Stock Option held by the Grantee will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Non-Qualified Stock Option.

10. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

11. Performance Goals. Awards of Restricted Stock and Restricted Stock Units may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; free cash flow, free cash flow per Share, market share; net income; net profit; net sales; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on net assets; sales growth; Share price; Share price performance relative to one or more peer companies; Share price performance relative to one or more indexes; total return to stockholders; or total return to stockholders relative to one or more peer companies or indexes. The Performance Goals for a Grantee will be determined by the Administrator based on the Company’s tactical and strategic business objectives, which may differ from Grantee to Grantee and from Award to Award. Prior to the Determination Date, the Administrator will determine whether to make any adjustments to the calculation of any Performance Goal with respect to any Grantee for any significant events or events that are unusual in nature or infrequent in occurrence and other non-recurring items affecting the Company and both before and after taking into account equity based compensation charges. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award.

12. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

13. Adjustments. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

14. Corporate Transactions/Changes in Control/Subsidiary Dispositions.

(a) The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction, Change in Control or Subsidiary Disposition or at the time of an actual Corporate Transaction, Change in Control or Subsidiary Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Status as an Employee or Consultant of the Grantee within a specified period following the effective date of the Change in Control or Subsidiary Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Change in Control or Subsidiary Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate unless assumed by the successor company or its Parent.

B-8    MAXIM INTEGRATED PRODUCTS, INC.  |  2016 Proxy Statement

(b) The portion of any Incentive Stock Option accelerated under this Section 14 in connection with a Corporate Transaction, Change in Control or Subsidiary Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

15. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Grantee to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Grantee’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). The Company will have no obligation to permit exercise of an Award or to issue any Shares or cash pursuant to an Award, unless and until either the exercise of the Award or the issuance of Shares or cash pursuant thereto is accompanied by sufficient payment, as determined by the Company in its absolute discretion, to meet those withholding obligations on such exercise, issuance, lapse or disposition or other arrangements are made that are satisfactory to the Company in its absolute discretion to provide otherwise for such payment. The Company will have no liability to any Grantee or transferee for exercising the foregoing right not to permit exercise or issue or deliver Shares or cash.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Grantee to satisfy such tax withholding obligation, in whole or in part (without limitation) by (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Grantee through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Grantee with respect to the Award on the date that the amount of tax to be withheld is to be determined. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

16. Date of an Award. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination will be given to each Grantee to whom an Award is so granted within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 23 of the Plan, the term of the Plan shall remain in effect until August 11, 2024, unless terminated earlier under Section 18 of the Plan.

18. Section 409A

(a) The Company intends that any Awards be structured in compliance with, or to satisfy an exemption from, Section 409A, such that there are no adverse tax consequences, interest, or penalties as a result of the payments. Notwithstanding anything else to the contrary herein, if any Award is subject to Section 409A, the Administrator may, in its sole discretion and without a Grantee’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt the Plan and/or any Award from the application of Section 409A, (ii) preserve the intended tax treatment of any such Award, or (iii) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

(b) Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six (6) month period or as soon as administratively practicable thereafter.

(c) A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service”.

19. No Guarantees Regarding Tax Treatment. Grantees (and their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Administrator and the Company make no guarantees to any person regarding the tax treatment of Awards or payments

MAXIM INTEGRATED PRODUCTS, INC.  |  2016 Proxy Statement    B-9

made under the Plan. Neither the Administrator nor the Company has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Grantee with respect thereto.

20. Limitation on Grants to Non-Employee Directors. Subject to any applicable adjustment as provided in Section 13, in each fiscal year of the Company, no non-employee Director shall be granted, solely with respect to service as a non-employee Director, compensation (excluding expense reimbursements) that exceeds five hundred fifty thousand dollars ($550,000) in cash compensation/fees and Awards granted under the 1996 Equity Plan, in the aggregate, with the value of such Awards based on the grant date fair value of the Awards for financial reporting purposes. For purposes of clarification regarding the foregoing limit, Awards granted in previous fiscal years will not count against the Award limits in subsequent fiscal years even if the Awards from previous fiscal years are earned or otherwise settled in fiscal years following the fiscal year in which they are granted.

21. Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Grantee any rights that are greater than those of a general unsecured creditor of the Company. The Administrator may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

22. Amendment, Suspension or Termination of the Plan.

(a) The Administrator may at any time amend, suspend or terminate the Plan. To the extent required to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. Notwithstanding the foregoing, the Company shall, at all times, obtain stockholder approval prior to implementing any (i) exchange offer in which any outstanding Awards (or any other outstanding equity awards granted under any other plans listed in Section 3 (a)) would be cancelled in exchange for new Awards of any kind or (ii) offer to purchase any outstanding Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) for any amount of cash, in each case, based on a new valuation of the Awards (or any other outstanding equity awards granted under any other plans listed in Section 3(a)) subject to such offer after their original grant dates.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

23. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

24. Stockholder Approval. The Plan, as amended and restated on August 16, 2012, will be subject to approval by the stockholders of the Company within twelve (12) months after such date; provided that, in the event such approval is not obtained within twelve (12) months after such date, the Plan as in effect prior to August 16, 2012, shall continue in effect until August 11, 2015, unless terminated earlier under Section 22 of the Plan. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

25. No Effect on Terms of Employment. The Plan shall not confer upon any Grantee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

26. Electronic Delivery. Any reference herein to a written agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet.

B-10    MAXIM INTEGRATED PRODUCTS, INC.  |  2016 Proxy Statement

PRELIMINARY COPY, SUBJECT TO COMPLETION.

HOW TO VOTE:
Please choose one of the following voting methods:
VOTE BY INTERNET - www.proxyvote.com
MAXIM INTEGRATED PRODUCTS, INC. ATTN: MARK CASPER 160 RIO ROBLES SAN JOSE, CA 95134

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON

You may also vote in person by attending the Annual Meeting and requesting a ballot to vote your shares. Please check the meeting materials for any special requirements for meeting attendance.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M78531-P56020 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MAXIM INTEGRATED PRODUCTS, INC. The Board of Directors recommends you vote FOR all of the nominees listed below and FOR proposals 2 through 6:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

				☐	☐	☐
1.	To elect eight members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

The eight director nominees are as follows:
	01)	William P. Sullivan	05) Joseph R. Bronson
	02)	Tunç Doluca	06) Robert E. Grady
	03)	Tracy C. Accardi	07) William D. Watkins
	04)	James R. Bergman	08) MaryAnn Wright
								For	Against	Abstain
4. To ratify and approve an amendment to Maxim Integrated’s 1996 Stock Incentive Plan to provide a maximum annual limit on non-employee director compensation for cash and equity.
				For	Against	Abstain		☐	☐	☐
2.	To ratify the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 24, 2017.			☐	☐	☐

3.	To ratify and approve an amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 1,500,000 shares.			☐	☐	☐	5. To ratify and approve an amendment to Maxim Integrated’s Bylaws to designate Delaware as the exclusive forum for the adjudication of certain legal disputes.	☐	☐	☐
							6. Advisory vote to approve named executive officer compensation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]					Date		Signature (Joint Owners)		Date

10:00 AM, Pacific Time, on Wednesday, November 9, 2016.

Meeting location: Maxim Integrated Products, Inc., Event Center, 160 Rio Robles,

San Jose, California 95134.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K Document is available at www.proxyvote.com.

M78532-P56020

MAXIM INTEGRATED PRODUCTS, INC.

Annual Meeting of Stockholders

November 9, 2016 10:00 AM Pacific Time

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Mark Casper and Bruce Kiddoo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of Maxim Integrated Products, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held on November 9, 2016, at 10:00 AM, Pacific Time, at our Event Center located at 160 Rio Robles, San Jose, California 95134, and any meeting properly reconvened after adjournment or postponement of the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.